EXHIBIT NO. 10.143

                      INVESTMENT AGREEMENT


                       General Conditions




            AGREEMENT AS TO CERTAIN REPRESENTATIONS,
              WARRANTIES, COVENANTS AND OTHER TERMS




                              among



           BHOTE KOSHI POWER COMPANY PRIVATE LIMITED,


               INTERNATIONAL FINANCE CORPORATION,


                               and


   DEG-DEUTSCHE INVESTITIONS-und ENTWICKLUNGSGESELLSCHAFT mbH


                  Dated as of the Closing Date





                        TABLE OF CONTENTS

                                                                     Page

      ARTICLE 1.
      DEFINITIONS AND PRINCIPLES OF CONSTRUCTION;
      GENERAL CONDITIONS AND SPECIAL CONDITIONS

      Section 1.1.   Special Conditions and General Conditions         1
      Section 1.2.   Definitions                                       1

      ARTICLE 2.
      ROLE OF INDEPENDENT ENGINEER

      Section 2.1.   Independent Engineer                              1

      ARTICLE 3.
      CONDITIONS PRECEDENT

      Section 3.1.   Conditions Precedent to Initial Disbursement      1
      Section 3.2.   Conditions Precedent to Certain Disbursements     8
      Section 3.3.   Conditions Precedent to All Disbursements On
                     or After May 31, 1998                             9
      Section 3.4.   Conditions Precedent to Disbursements On or
                     After the Date Which is 180 Days Prior to the Scheduled First Unit Delivery Date for the
                     First Unit and to Disbursements On or After
                     the First Unit Delivery Date                       9
      Section 3.5.   Conditions Precedent to All Disbursements          9
      Section 3.6.   No Waiver, Etc                                    11

      ARTICLE 4.
      REPRESENTATIONS, WARRANTIES AND AGREEMENTS

      Section 4.1.   Company Representations and Warranties            12
      Section 4.2.   Lenders' Reliance                                 18

      ARTICLE 5.
      AFFIRMATIVE COVENANTS

      Section 5.1.   Information Covenants.                            18
      Section 5.2.   Books, Records and Inspections; Accounting
                     and Auditing Matters.                             23
      Section 5.3.   Insurance.                                        24
      Section 5.4.   Corporate Franchises; Enforcement of
                     Principal Documents.                              26
      Section 5.5.   Hedging Transactions.                             27
      Section 5.6.   Compliance with Laws.                             27
      Section 5.7.   Project Implementation; Use of Project Funds.     27
      Section 5.8.   Repair of Roads.                                  28
      Section 5.9.   Taxes; Duties; Proper Legal Form.                 28
      Section 5.10.  Performance of Obligations.                       29
      Section 5.11.  Further Assurances.                               29
      Section 5.12.  Deposit of Revenues and Funding of Accounts.      29
      Section 5.13.  Security of the Site.                             30
      Section 5.14.  Environmental Compliance.                         30
      Section 5.15.  Additional Sponsor Contributions.                 30
      Section 5.16.  Equity Letters of Credit.                         31
      Section 5.17.  Default under EPC Contract                        31
      Section 5.18.  Spare Parts                                       31
      Section 5.19.  Panda of Nepal; Harza Engineering Company
                     International L.P.                                31

      ARTICLE 6.
      NEGATIVE COVENANTS

      Section 6.1.   Liens.                                            31
      Section 6.2.   Consolidation, Merger, Sale of Assets, Etc.       31
      Section 6.3.   Dividends; Restricted Payments.                   32
      Section 6.4.   Leases.                                           33
      Section 6.5.   Indebtedness.                                     33
      Section 6.6.   Contingent Obligations; Guarantees.               33
      Section 6.7.   Investments; Subsidiaries.                        33
      Section 6.8.   Arm's-Length Transactions.                        33
      Section 6.9.   Other Transactions.                               33
      Section 6.10.  No Modifications.                                 34
      Section 6.11.  No Other Business.                                36
      Section 6.12.  Abandonment.                                      36
      Section 6.13.  Improper Use.                                     36
      Section 6.14.  Expenditures.                                     36
      Section 6.15.  Approvals.                                        37

      ARTICLE 7.
      EVENTS OF DEFAULT

      Section 7.1.   Events of Default                                 37
      Section 7.2.   Acceleration on Default                           44
      Section 7.3.   Right to Cure.                                    44

      ARTICLE 8.
      MISCELLANEOUS

      Section 8.1.   Payment of Fees and Expenses.                     44
      Section 8.2.   Right of Setoff.                                  46
      Section 8.3.   Notices.                                          46
      Section 8.4.   Successors or Assigns.                            48
      Section 8.5.   Remedies Cumulative.                              48
      Section 8.6.   Severability.                                     48
      Section 8.7.   Documents.                                        48
      Section 8.8.   Calculations, Computations.                       48
      Section 8.9.   Governing Law; Submission to Jurisdiction; Venue. 48
      Section 8.10.  Execution in Counterparts.                        49
      Section 8.11.  Headings.                                         49
      Section 8.12.  Amendments.                                       49
      Section 8.13.  Survival.                                         49

SCHEDULE 3.1(c)
          "IN-PRINCIPLE" COMMITMENT LETTERS                            51

SCHEDULE 3.1(e)
          TITLE TO THE SITE                                            60

SCHEDULE 3.1(f)(i)
          MINIMUM INSURANCE REQUIREMENTS                               61

SCHEDULE 3.1(i)
          CERTIFICATE OF AUTHORIZED OFFICER
          OF COMPANY, SPONSOR, O&M OPERATOR,
          OR OWNER'S ENGINEER                                          71

SCHEDULE 3.1(i)
          CERTIFICATE OF AUTHORIZED OFFICER
          OF EPC CONTRACTOR                                            73

SCHEDULE 3.1(j)
          CERTIFICATE OF INDEPENDENT ENGINEER                          75

SCHEDULE 3.1(j)(ii)
          DISBURSEMENT SCHEDULE                                        76

SCHEDULE 3.1(u)
          CERTIFICATE OF THE COMPANY
          REGARDING THE PROTECTION DEVICES
          REQUIRED BY THE PPA                                          77

SCHEDULE 3.1(x)
          CERTIFICATE OF AUTHORIZED OFFICER OF COMPANY
          CONCERNING CONDITIONS PRECEDENT TO EACH
          DISBURSEMENT                                                78

SCHEDULE 4.1(d)
          GOVERNMENTAL OR OTHER APPROVALS                              81

SCHEDULE 5.2(c)
          CERTIFICATE OF AUTHORIZED OFFICER OF
          COMPANY REGARDING AUTHORIZATION TO AUDITORS                  84

SCHEDULE 6.10(e)
          SUBSTANTIAL SUBCONTRACTORS AND SUBSTANTIAL VENDORS           86






                           ARTICLE 1.

          DEFINITIONS AND PRINCIPLES OF CONSTRUCTION;
           GENERAL CONDITIONS AND SPECIAL CONDITIONS

     Section 1.1. Special Conditions and General Conditions. This document is entitled "Investment Agreement General Conditions" (the "General Conditions"). It is appended to a document entitled "IFC Special Conditions" between International Finance Corporation ("IFC") and Bhote Koshi Power Company Private Limited ("the Company") dated as of the date hereof (the General Conditions and the IFC Special Conditions together constitute the IFC Investment Agreement) and a document entitled "DEG Special Conditions" between DEG-Deutsche Investitions-und Entwicklungsgesellschaft mbH ("DEG") and the Company dated as of the date hereof (the General Conditions and the DEG Special Conditions together constitute the DEG Investment Agreement).
The IFC Investment Agreement and the DEG Investment Agreement together constitute the "Investment Agreement," dated as of the date of the IFC Special Conditions and the DEG Special Conditions (collectively, this "Agreement"). If any provision of the General Conditions is inconsistent with a provision of the IFC Special Conditions or the DEG Special Conditions, the provision of the IFC Special Conditions or the DEG Special Conditions, as the case may be, shall prevail.

     Section 1.2. Definitions. For all purposes of this Agreement, (a) capitalized terms not otherwise defined herein shall have the meanings set forth in Schedule A hereto, and (b) the principles of construction set forth in Schedule A shall apply.

                           ARTICLE 2.

                  ROLE OF INDEPENDENT ENGINEER

     Section 2.1. Independent Engineer. It is acknowledged and agreed that, in each case where the approval of any matter by the Independent Engineer is required hereunder, the Independent Engineer shall be deemed to be acting on behalf of the Lenders.

                           ARTICLE 3.

                      CONDITIONS PRECEDENT

     Section 3.1. Conditions Precedent to Initial Disbursement. The obligation of each of the Lenders to make an initial Disbursement shall be subject to the fulfillment in all respects, prior to or on the Financial Closing Date, demonstrated in a manner, and otherwise in form and substance, satisfactory to each of the Lenders of the conditions set forth below:

     (a) Each of the following documents shall have been entered into by the respective parties thereto, shall be unconditional, except for the condition that the conditions precedent set forth in this Section 3.1 have been satisfied, and fully effective in accordance with its terms, and no party shall be in default thereunder:

          (i)     this Agreement;
          (ii)    the Hedging Documents;
          (iii)   the Intercreditor Agreement;
          (iv)    Participation Agreements;
          (v) the Security Documents (other than the NEA Letter of Credit, the Panda Letter of Credit, the Panda Project Completion Letter of Credit and the EPC Warranty Performance Guarantee);
          (vi)    Joint Venture Agreement;
          (vii)   Subscription Agreements;
          (viii)  Share Retention and Project Funds Agreement;
          (ix)    PPA;
          (x)     Project Agreement;
          (xi)    EPC Contract;
          (xii)   Operations and Maintenance Agreement;
          (xiii)  Services Agreements;
          (xiv)   Project Licenses;
          (xv)    Real Estate Documents;
          (xvi)   Shareholders' Agreement;
          (xvii)  Independent Engineer's Agreement;
          (xviii) Insurance Consultancy Services Agreement;
          (xix)   EPC Performance Guarantee;
          (xx)    Equity Letters of Credit;
          (xxi) HSE Plan (for the construction period and an outline for the operations phase of the Project);
          (xxii)  EMMP;
          (xxiii) Resettlement Plan;
          (xxiv)  detailed outline of the Facility Procedures Manual;
          (xxv) detailed outline of the scope of the Operations and Maintenance Plan; and
          (xxvi)  all Government Approvals;

and each of the Lenders has received a true, complete and correct copy, certified as such by an Authorized Officer of the Company, of each of the foregoing Principal Documents, and any other
Principal Document existing on the Financial Closing Date.

     (b)  All of the conditions precedent under the Project
Agreement and PPA (other than the occurrence of the Loan Signing
Date referred to in Section 3.1 of the PPA) shall have been satisfied or waived.

     (c) "In-principle" commitment letters substantially in the form of Schedule 3.1(c) hereto, shall have been obtained from a bank acceptable to the Lenders for the establishment of the NEA
Letter of Credit.

     (d)  The EPC Performance Guarantee and the Equity Letters of
Credit shall have been issued by banks acceptable to the Lenders and delivered to the Trustee.

     (e) Each of the Lenders shall have received satisfactory certified copies of certificates of title and leases evidencing that the Company has acquired all necessary rights to the Site (other than title to the portions of the Site listed on Part II of Schedule 3.1(e) to the General Conditions) and all other rights necessary to the construction of the Project (including, without limitation, water and other items described in the Project Agreement), and the original land ownership certificates relating to portions of the Site shall have been received by the Trustee. The Company shall have made any and all payments required to be made by the Company to the lessors during the entire term of the Leases.

     (f) (i) The Company shall have obtained the insurance coverages described in, and meeting the requirements of, Schedule 3.1(f)(i) to the General Conditions and shall have furnished to each of the Lenders and the Insurance Consultant a certificate from the Company's insurers or insurance brokers (including confirmation of the payment of all premiums then due in respect of insurance policies set forth in Schedule 3.1(f)(i) to the General Conditions), indicating the properties insured, amounts and risks covered, names of the beneficiaries, loss payees, and additional insureds, expiration dates, names of the insurers, and special features of the insurance policies in effect on the date of such certificate. The Trustee shall have received original binders (with copies received by the Insurance Consultant and each of the Lenders) of the insurance policies set forth in
Schedule 3.1(f)(i) to the General Conditions, such binders to be issued on behalf of companies acceptable to the Lenders.

          (ii) The EPC Contractor shall have obtained the insurance coverages described in, and meeting the requirements of, Schedule 3.1(f)(i) to the General Conditions, and required to be in effect on the Financial Closing Date, and shall have furnished to each of the Lenders and the Insurance Consultant a certificate from the EPC Contractor's insurers or insurance brokers (including confirmation of the payment of all premiums then due in respect of insurance policies set forth in Schedule 3.1(f)(i) to the General Conditions), indicating the properties insured, amounts and risks covered, names of beneficiaries, loss payees, and additional insureds, expiration dates, names of the insurers, and special features of the insurance policies in effect on the date of such certificate. The Trustee shall have received original binders (with copies thereof received by the Insurance Consultant and each of the Lenders) of the insurance policies set forth in Schedule 3.1(f)(i) to the General Conditions, such binders to be issued on behalf of companies acceptable to the Lenders.

          (iii) The Trustee and each of the Lenders shall each have been named as an additional insured, loss payee, assignee or beneficiary, as applicable, in respect of the Company's and the EPC Contractor's insurance policies set forth in Schedule 3.1(f)(i) to the General Conditions.

          (iv) The Insurance Consultant shall have issued an opinion with respect to the adequacy and effectiveness of the insurance coverages set forth in Schedule 3.1(f)(i) to the General Conditions, and with respect to such other matters as the Lenders may request, including an opinion that the Company has made adequate arrangements for insurance in accordance with the requirements of all the Principal Documents to which the Company is a party.

     (g) The Security shall have been created and (except as otherwise specifically approved in writing by the Lenders) perfected, each of the Security Documents shall be effective and shall constitute the valid, binding and enforceable obligations of the Company or, in the case of the Pledged Shares, the Sponsors (other than Panda Energy International, Inc. and Harza Engineering Company International, a limited liability company), and all expenses in respect thereof shall have been paid. The share certificates in respect of the Pledged Shares theretofore acquired by the Sponsors (other than Panda Energy International, Inc. and Harza Engineering Company International, a limited liability company), shall have been delivered to the Trustee (marked by the Company to acknowledge the pledge thereof to the Trustee for the benefit of the Lenders), together with executed and undated stock powers.

     (h) On or before the date of the first Disbursement of the Loans the Sponsor Shareholders shall have subscribed and paid into the Company all of the Sponsor Shareholders' equity then due under the Financial Plan in accordance with Section 2.1 of their respective Subscription Agreements and such equity shall have been applied to pay Project Costs.

               (i) (i) Each of the Lenders shall have received a certificate, dated the Financial Closing Date, signed by an Authorized Officer of the Company, and attested to by the secretary of the Company, substantially in the form of Schedule 3.1(i) to the General Conditions, together with evidence that the Company is a company duly registered under the laws of Nepal, validly existing and in good standing under the laws of Nepal. Copies of the Charter Documents of the Company and the resolutions of the Company referred to in such certificate shall be attached to such certificate.

                    (ii) Each of the Lenders shall have received
               a certificate, dated the Financial Closing Date, signed by an Authorized Officer of each Sponsor and attested to by the secretary of such Sponsor, substantially in the form of Schedule 3.1(i) to the General Conditions, together with evidence that each such Sponsor is a duly constituted and validly existing company in good standing under the laws of its jurisdiction of organization, and is duly authorized and qualified to conduct business in Nepal to the extent required by law. Copies of the Charter Documents of such Sponsor, and the resolutions of such Sponsor pursuant to which each such Sponsor is authorized to perform its obligations under the Principal Documents to which it is party shall be attached to the certificate.

                    (iii)     Each of the Lenders shall have
               received a certificate, dated the Financial
               Closing Date, signed by an Authorized Officer of each of the EPC Contractor, the Owner's Engineer, and the O&M Operator and attested to by the secretary of each such entity, as applicable, substantially in the form of Schedule 3.1(i) to the General Conditions, together with evidence that each of the EPC Contractor, the Owner's Engineer, and the O&M Operator, respectively, is a duly constituted and validly existing company in good standing under the laws of its jurisdiction of organization, and, with respect to the EPC Contractor and the Owner's Engineer, is duly authorized and qualified to conduct business in Nepal. Copies of the Charter Documents of each of the EPC Contractor, the Owner's Engineer, and the O&M Operator and the resolutions of each such Person pursuant to which each such Person is authorized to perform its obligations under the Principal Documents to which it is party shall be attached to the certificate.

               (j) (i) Arrangements shall have been made (A) for the Company and the Project to comply with, and for the implementation of, the EMMP, the Resettlement Plan, and the HSE Plan for the construction period, and (B) for the Company and the Project to comply with all applicable Nepalese environmental laws, statutes, rules and regulations and all other Environmental Laws.

                    (ii) Each of the Lenders shall have received
               a certificate of the Independent Engineer, substantially in the form of Schedule 3.1(j) to the General Conditions, stating that it has (x) reviewed and found acceptable the Disbursement Schedule attached to the General Conditions as
               Schedule 3.1(j)(ii), and (y) reviewed and found reasonable and acceptable the HSE Plan for the construction period, and (z) reviewed and found reasonable and acceptable the outline of the HSE Plan for the operations phase of the Project, the detailed outline of the Facility Procedures Manual, the outline of the Operations and Maintenance Plan and the matters referred to in
               Section 3.1(j)(i) above.

               (k)  (i)  The Company shall have received
               satisfactory confirmation from the relevant
               Governmental Authority that the Company has the authority to establish U.S. Dollar bank accounts within and outside of Nepal and concessions with respect to import duties on plant and equipment imported in the name of the Company such that the amount thereof does not exceed 1% of the value of such plant and equipment and from income Taxes (for a period of 15 years from the first Unit Delivery Date (as defined in the PPA)) and stamp taxes, and repatriation and remittance rights of the IFC Subscription and the Loans.

                    (ii) The Company has obtained, or made
               arrangements satisfactory to the Lenders for obtaining, all Governmental Approvals for:

                              (A)  the Loans and IFC
                    Subscription;

                              (B)  the carrying on of the
                    business of the Company as it is contemplated to be carried on;

                              (C)  the carrying out of the
                    Project and the implementation of the
                    Financing Plan;

                              (D)  the due execution, delivery,
                    validity and enforceability of, and
                    performance under, this Agreement and each other Principal Document; and

                              (E)  the remittance to each of the
                    Lenders or its assigns in US Dollars or
                    Deutsche Marks, as the case may be, of all monies payable in respect of the Principal Documents and the IFC Shares;

               and has provided each of the Lenders with copies of those Governmental Approvals, certified as true, complete and correct copies by an Authorized Officer of the Company, if the Lenders so require;

     (l) The Company shall have (i) appointed Auditors approved by the Lenders and each of the Lenders shall have received a copy of the authorization to such Auditors pursuant to Section 5.2(c) of the General Conditions, and (ii) the Company shall have established an accounting, cost control and management information system (in accordance with U.S. GAAP).

     (m) Each of the Lenders shall have received (i) the Financial Statements for the most recent Quarter and Fiscal Year of the Company, and (ii) the Financial Statements for the most recent Quarter and Fiscal Year of the EPC Contractor, the O&M Operator, the Owner's Engineer and each Sponsor (other than Panda of Nepal, RDC of Nepal, Panda Bhote Koshi, Harza Engineering Company International, a limited liability company and Resource Development Consultants, a limited liability company).

     (n) NEA shall have delivered a letter, satisfactory in form and substance to the Lenders and the Independent Engineer, regarding the installation of the NEA Interconnection Facilities.

     (o) Each of the Company, each Sponsor, the EPC Contractor, the O&M Operator and the Owner's Engineer shall have appointed, with respect to each of the Principal Documents (other than Non-Material Agreements) to which it is party, an agent for service of process in the State of New York, and such other jurisdictions as may be required by the Lenders, as such Person's agent to receive service of process, and each of the Lenders shall have received satisfactory letters from such process agents indicating its consent to each such appointment without reservation until six months after all Obligations have been indefeasibly paid in full.

     (p) Each of the Lenders shall have received at no expense to the Lenders the following legal opinions, in form and substance satisfactory to the Lenders:

                    (i)  an opinion of Chadbourne and Parke LLP,
               New York counsel to the Company and the Sponsors;

                    (ii) an opinion of Panth, Panth & Bhatta,
               Nepalese counsel to the Company and the Sponsors (other than Himal International Power Corporation Pvt. Ltd., Soaltee Hotel Ltd., Soaltee Enterprises Private Ltd. and Surya Enterprises Private Ltd.);

                    (iii)     an opinion of Haynes & Boone, Texas
               counsel to Panda Energy International, Inc.;

                    (iv) an opinion of Frank M. Dickerson, in-
               house counsel to Harza Engineering Company
               International L.P.;

                    (v)  an opinion of Holland & Hart, L.L.P.,
               Wyoming counsel, and an opinion of Frank M.
               Dickerson, in-house counsel to Harza Engineering Company International, a limited liability company;

                    (vi) an opinion of Beijing Xie Zhao Hua Law
               Firm, Chinese counsel to the EPC Contractor;

                    (vii)     an opinion of the Ministry of Law
               and Justice, His Majesty's Government of Nepal;

                    (viii)    an opinion of Morris, Nichols,
               Arsht & Tunnells, Delaware counsel to the Company and to Harza Engineering Company International
               L.P.;

                    (ix) an opinion of the Legal Counsel of NEA,
               counsel to NEA;

                    (x)  an opinion of Richards, Layton & Finger
               P.A., counsel to the Trustee;

                    (xi) an opinion of Ghimire & Company, counsel
               to the Company, Himal International Power
               Corporation Pvt. Ltd., Soaltee Hotel Ltd., Soaltee
               Enterprises Private Ltd. and Surya Enterprises
               Private Ltd.;

                    (xii)     an opinion of Sudheer Shrestha, in-
               house counsel to the Agent;

                    (xiii)    an opinion of Pioneer Law
               Associates, Nepalese counsel to the Lenders;

                    (xiv)     an opinion of Allen & Gledhill,
               Singapore counsel to the Lenders;

                    (xv) an opinion of Maples & Calder, Cayman
               Islands counsel to Panda of Nepal;

                    (xvi)     an opinion of Maples & Calder,
               Cayman Islands counsel to RDC of Nepal;

                    (xvii)    an opinion of Maples & Calder,
               Cayman Islands counsel to Panda Bhote Koshi;

                    (xviii)   an opinion of Read & Laniado, New
               York counsel to Harza Engineering Company
               International L.P.; and

                    (xix)     an opinion of Holland & Hart,
               L.L.P., Wyoming counsel, and an opinion of Frank
               M. Dickerson, in-house counsel to Resource
               Development Consultants, a limited liability company.

     (q) The Company shall have delivered to each of the Lenders a Letter of Information providing a detailed description of the Company, the Project, the Sponsors, the Financing Plan, the award of the Project by HMGN to the Sponsors and any specific concessions related to the award, actions taken or to be taken by the Company and the Sponsors regarding the environmental and socio-economic impact of the Project and such other matters as the Lenders may request.

     (r) Each of the contracts to which the Company is a party shall contain environmental mitigation clauses that ensure compliance with the EMMP, if applicable to such contract.

     (s) The Lenders shall have approved the Company's detailed breakdown of Project Costs and the Base Case Financial
Projections for the Project.

     (t)  The Lenders shall have received a favorable Independent
Engineer's Report addressing, among other things, Project design, Project performance, Project Costs, Construction Schedule, Annual
Budgets for the construction period, and the technical and economic feasibility of the Project.

     (u) The Company shall have delivered to each of the Lenders a certificate signed by an Authorized Officer of the Company, substantially in the form of Schedule 3.1(u) to the General Conditions, certifying that the protection devices required under
Section 7.4 of the PPA have been approved by NEA in accordance with such Section.

     (v) The Company shall have delivered written instructions to the EPC Contractor to the effect that the Company shall manage and administer all insurance policies set forth in Article 9 of the EPC Contract (other than those insurances required of the EPC Contractor under Article 9.2 of the EPC Contract) and including the filing of all claims and the taking of all necessary or appropriate actions to collect any proceeds on behalf of the relevant insured party.

     (w) The Company shall have delivered to the Trustee and to each of the Lenders the insurance certificates or other evidence required pursuant to Section 5.3(c) of the General Conditions that the insurances are maintained in accordance with Schedule 3.1(f)(i) to the General Conditions.

     (x) Each of the Lenders shall have received a certificate of the Company substantially in the form of Schedule 3.1(x) to the General Conditions, signed by an Authorized Officer of the Company, stating that all of the foregoing conditions have been satisfied.

     (y) IFC shall have entered into Participation Agreements with Participants for the acquisition by them of Participations in an aggregate amount equal to the full amount of the B Loan and those commitments are in full force and effect.

     (z) The Company shall have delivered to each of the Lenders the Panda Bhote Koshi Documents.

     (aa) The Company shall have delivered to each of the Lenders a clarification letter from the NEA in form and substance satisfactory to the Lenders with respect to the applicability of
Section 9.5 of the PPA to the DEG Loan.

     Section 3.2.   Conditions Precedent to Certain
Disbursements.

     (a) The obligation of each of the Lenders to make its first Disbursement following Disbursements aggregating 50% of the aggregate Commitments shall be subject to fulfillment, prior to or concurrently with such Disbursement, in a manner satisfactory to the Lenders, of the condition that NEA shall have made all necessary arrangements (in each case satisfactory in form and substance to the Lenders) for installation of the NEA Interconnection Facilities.

     (b) The obligations of each of the Lenders to make the second Disbursement shall be subject to the Company obtaining all Governmental Approvals, if any, which may be required for the Hedging Transactions contemplated to be entered into under the Hedging Documents.

     Section 3.3. Conditions Precedent to All Disbursements On or After May 31, 1998. The obligations of each of the Lenders to make any Disbursement on or after May 31, 1998 shall be subject to each of the Lenders receiving evidence in form and substance satisfactory to the Lenders that the Company has established and implemented a GLOF early warning system which is satisfactory to the Lenders.

     Section 3.4.   Conditions Precedent to Disbursements On or
After the Date Which is 180 Days Prior to the Scheduled First
Unit Delivery Date for the First Unit and to Disbursements On or
After the First Unit Delivery Date.

     (a) The obligation of each of the Lenders to make any Disbursement on or after the date which is 180 days prior to the Scheduled First Unit Delivery Date for the First Unit shall be subject to fulfillment, prior to or concurrently with such Disbursement, of the condition that each of the Lenders shall have received a certificate, signed by an Authorized Officer of the O&M Operator and attested to by the secretary of such entity, substantially in the form of Schedule 3.1(i) to the General Conditions, together with evidence that the O&M Operator is duly authorized and qualified to conduct business in Nepal.

     (b) The obligation of each of the Lenders to make any Disbursement on or after the First Unit Delivery Date shall be subject to fulfillment, prior to or concurrently with such Disbursement, of the condition that the NEA Letter of Credit, in form and substance satisfactory to the Lenders, shall have been issued by a bank acceptable to the Lenders and delivered to the Trustee, and a true, complete and correct copy thereof, certified as such by an Authorized Officer of the Company, shall have been delivered to each of the Lenders.

     Section 3.5. Conditions Precedent to All Disbursements. The obligation of each of the Lenders to make any Disbursement shall be subject to the fulfillment, prior to or concurrently with each such Disbursement, demonstrated in a manner, and otherwise in all respects in form and substance, satisfactory to the Lenders, of the conditions set forth below:

     (a) The Company and each of the Sponsors shall have performed in all material respects all of its obligations theretofore to be performed under this Agreement and the other
Principal Documents to which it is a party.

     (b) Each of the Lenders shall have received quarterly written progress reports in form and substance satisfactory to the Lenders from the Independent Engineer.

     (c) The proceeds of the Disbursement shall be needed by the Company to pay Project Costs.

     (d)  Immediately before and after giving effect to such
Disbursement:

                    (i)  there shall be no existing Default or
               Event of Default which has not been cured or waived; and

                    (ii) all representations and warranties
               contained herein and in the other Principal
               Documents shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the date of such Disbursement, except where expressed to be made on a specified date.

     (e) The Security Documents shall create a first priority (except as otherwise specifically approved in writing by the Lenders) security interest and charge over the Collateral in existence at the date of such Disbursement, and each of the Lenders shall have received satisfactory evidence that all actions necessary or appropriate to perfect (except as otherwise specifically approved in writing by the Lenders) and protect the security interests purported to be created by the Security Documents have been taken.

     (f) All Governmental Approvals and each relevant shareholder's and creditor's permit, license and consent, including, without limitation, all Repatriation and Remittance Approvals, necessary for the then-current stage of implementation of the Project shall have been obtained or made, shall be validly issued, shall be in full force and effect and shall not be the object of a currently pending action or appeal.

     (g) No Material Adverse Change shall have occurred, and no Force Majeure Event shall have occurred, and the effect of either of which has not been cured.

     (h)  Each of the Lenders shall have received, at least ten
(10) Business Days prior to the date of any Disbursement, an IFC Disbursement Request or DEG Disbursement Request, as the case may be, signed by an Authorized Officer of the Company, together with a certificate of the Independent Engineer which shall confirm that (A) the work scheduled to be completed by the relevant dates has been completed in a manner satisfactory to the Independent Engineer, and (B) the expenditures reflected in the disbursement request (which shall be set forth in a certificate of the Company attached to the disbursement request) have been properly incurred under the EPC Contract and the Services Agreements or are scheduled to be properly incurred as anticipated on the construction schedule.

     (i) All funds required to be paid or advanced by the Sponsors under the Subscription Agreements or the Share Retention and Project Funds Agreement prior to the Disbursement shall have been paid or advanced and applied in accordance with the Trust and Retention Agreement, and each of the Lenders shall have received evidence thereof, satisfactory in form and substance to the Lenders.

     (j) The Company shall have paid all fees, expenses and other charges then payable by it under the Loan Documents, including, without limitation, fees, expenses and other charges of each of the Lenders' legal counsel, the Independent Engineer, the Insurance Consultant, and, with the prior consultation of the Company, other consultants.

     (k) The Company shall have the corporate authority to borrow the amount requested to be disbursed.

     (l) After giving effect to the Disbursement the Company shall not be in violation of its Articles of Association or Memorandum of Association, any provision contained in any agreement to which the Company is a party (including this Agreement) or by which the Company is bound, or any law, rule, regulation or Governmental Approval directly or indirectly limiting or otherwise restricting the Company's borrowing power or authority or its ability to borrow.

     (m) All corporate and legal proceedings necessary to authorize the borrowing and the other transactions contemplated in this Agreement shall have been obtained or made.

     (n) Each of the Lenders shall have received satisfactory certificates of land ownership and copies of all Leases evidencing that the Company has acquired all necessary rights for each portion of the Site, each portion of the Site and each Lease being listed in Schedule 3.1(e) hereto; provided, however, that title to those portions of the Site listed in Part II of such
Schedule 3.1(e) are not required to be obtained by the Financial Closing Date but must be obtained by no later than the date specified on Part II of Schedule 3.1(e).

     (o) All fees, charges, Taxes, or expenses in respect of the Security Documents shall have been indefeasibly paid in full.

     (p) Each of the Security Documents shall have been duly filed and registered or recorded in every jurisdiction in which such filing and registration or recording is necessary to make valid, effective, and enforceable the Liens intended to be created thereby, and the rights of the Trustee and the Lenders thereunder. Each of the Lenders and the Trustee shall have received evidence that such filing and registration or recording has been made and that all fees and expenses required in connection with such registration or recording have been paid.

     (q) The Company shall have delivered to the Trustee and each of the Lenders a certification, substantially in the form of
Schedule 3.1(x) of the General Conditions, signed by an Authorized Officer of the Company and expressed to be effective as of the date of the relevant Disbursement, certifying that all the foregoing conditions to Disbursement have been satisfied, and stating that the receipt of the Disbursement will not result in the violation of any agreement, instrument, note or contract to which the Company is a party or by which it is bound or of any law, statute, ordinance, rule, regulation or judgment to which it is subject, or any Governmental Approval relating to the Company or the Project.

     (r) Each Lender is satisfied that the other Lender is prepared to make its Disbursement.

     Section 3.6. No Waiver, Etc. No course of dealing or waiver by either of the Lenders or the Trustee (other than a written waiver signed by each of the Lenders and only with respect to the particular matter stated therein) in connection with any condition of Disbursement under this Agreement or any Loan Document shall impair any right, power or remedy of the Trustee or the Lenders with respect to any condition of Disbursement, or be construed to be a waiver thereof, nor shall the action of any Lender in respect of any Disbursement affect or impair any right, power or remedy of the Trustee or any other Lender in respect of the same or any other Disbursement. One or both of the Lenders, acting together or independently, may exercise any or all rights and remedies available at law or in equity under this Agreement or under any Loan Document without prejudice to the rights and remedies of or on behalf of the other Lender. Notwithstanding anything which may be contained herein to the contrary, any approval, consent, waiver or similar action which is required, or which may be given in connection with this Agreement by the Lenders must, in order to be effective and binding on all the Lenders, be given in writing by all of the Lenders. Any policies or other information required to be given under or in connection with this Agreement to the Lenders must be given to all of the Lenders. The right of the Trustee or the Lenders to require compliance with any condition under this Agreement which may be waived by the Lenders in respect of any Disbursement is expressly preserved for the purposes of any subsequent Disbursement, unless such condition shall have been permanently waived in writing by the Lenders. All the certificates, legal opinions, bylaws or articles of association, articles of incorporation and other documents and papers referred to in this Article 3, unless otherwise specified, shall be delivered to the Trustee and each of the Lenders at their addresses specified in Section 8.3 of the General Conditions, or at such other office as any of them may hereafter designate in writing to the other parties hereto, in sufficient counterparts for the Trustee and the Lenders, and shall be satisfactory in form and substance to the Lenders.

                           ARTICLE 4.

           REPRESENTATIONS, WARRANTIES AND AGREEMENTS

     Section 4.1. Company Representations and Warranties. In order to induce each of the Lenders to enter into this Agreement and the other Loan Documents to which it is a party and to make the Loans, the Company makes the following representations, warranties and agreements:

     (a) Corporate Status. The Company (i) is a private limited liability company duly incorporated and registered under the Company Act of Nepal 2021, validly existing and in good standing under the laws of Nepal and (ii) has the power and authority to own its property and assets and to transact the business in which it is engaged or proposes to be engaged and to do all things necessary or appropriate in respect of the Project and to consummate the transactions contemplated by the Principal Documents.

     (b) Corporate Power and Authority. The Company has the corporate power to execute, deliver and perform the terms and provisions of each of the Principal Documents to which it is a party and has taken all necessary corporate action to authorize the execution, delivery and performance by it of each of such Principal Documents. The Company has duly executed and delivered each of the Principal Documents to which it is a party, and each such Principal Document constitutes its legal, valid and binding obligation enforceable in accordance with its terms.

     (c) No Violation. Neither the execution and delivery by the Company of the Principal Documents to which it is a party, nor the Company's compliance with or performance of the terms and provisions thereof, nor the use of the proceeds of the Loans as contemplated by this Agreement and the other Loan Documents
(i) will contravene any provision of any applicable law, statute, rule or regulation or any order, writ, injunction or decree of any court or governmental instrumentality or any Governmental Approval relating to the Company or the Project, including, without limitation, any Remittance and Repatriation Approval,
(ii) conflicts or is inconsistent with or results in any breach of any of the terms, covenants, conditions or provisions of, or constitutes a default under, or results in the creation or imposition of (or the obligation to create or impose) any Lien (except Permitted Liens) upon any of the property or assets of the Company pursuant to the terms of any indenture, mortgage, deed of trust, credit agreement, Loan Document, Principal Document or any other material agreement, contract or instrument to which the Company is a party or by which it or any of its property or assets is bound or to which it may be subject or
(iii) violates any provision of the Memorandum of Association or Articles of Association of the Company.

     (d) Governmental or Other Approvals. No Governmental Approval nor any relevant shareholder's or creditor's permit, license or consent, except those which are listed in
Schedule 4.1(d) to the General Conditions, is required to authorize, or is required in connection with (i) the execution, delivery or performance of any Principal Document to which the Company is a party or (ii) the legality, validity, binding effect or enforceability of any such Principal Document. All such Governmental Approvals and relevant shareholders' and creditor's permits, licenses and consents, including, without limitation, all Remittance and Repatriation Approvals, obtained or to be obtained or made are set forth in Schedule 4.1(d) to the General Conditions and each such Governmental Approval and relevant shareholders' and creditor's permit, license or consent is not the object of a currently pending action or appeal.

     (e)  Financial Statements.

                    (i) The statements of financial condition of the Company at September 30, 1997 heretofore furnished to the Lenders present fairly the financial condition of the Company at the date of such statements of financial condition and the results of the operations of the Company for the Fiscal Year then ended. Such financial statements have been prepared in accordance with U.S. GAAP. Since September 30, 1997, no event, condition or circumstance has existed or has occurred which would be reasonably likely to constitute a Material Adverse Change.

                    (ii) Except as fully reflected in the
               financial statements delivered pursuant to
               Section 4.1(e)(i) hereof, there are no liabilities or obligations with respect to the Company of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether or not due) for the period to which such financial statements relate which, either individually or in the aggregate, would be material to the Company. The Company does not know of any reasonable basis for the assertion against the Company of any material liability or obligation of any nature whatsoever for such relevant period that is not fully reflected in the financial statements delivered pursuant to Section 4.1(e)(i) hereof which, either individually or in the aggregate, could constitute a Material Adverse Change.

     (f) Litigation. There are no actions, suits or proceedings pending, or, to the best knowledge of the Company, threatened (i) to the Company's best knowledge after due inquiry, with respect to any Sponsor, the EPC Contractor, the O&M Operator or the Owner's Engineer which could be material to the Company or the Project, or (ii) with respect to the Company or the Project.

     (g)  True and Complete Disclosure.

                    (i)  All information (taken as a whole)
               furnished by or on behalf of the Company, the Sponsors, the O&M Operator or the Owner's Engineer in writing to the Lenders is true and accurate in all material respects on the date hereof and does not contain any untrue statement of a material fact or omit any material fact necessary in order to make such information (taken as a whole) not misleading in any material respect.

                    (ii) To the Company's knowledge after due
               inquiry, all information (taken as a whole) furnished by or on behalf of the EPC Contractor in writing to the Lenders is true and accurate in all material respects on the date hereof and does not contain any untrue statement of a material fact or omit any material fact necessary in order to make such information (taken as a whole) not misleading in any material respect.

                    (iii)     Without limiting the foregoing
               clauses (g)(i) and (g)(ii), the Financing Plan set forth in Schedule 2.2(a) of each of the IFC Special Conditions and the DEG Special Conditions and the statement of Project Costs set forth in
               Schedule 2.2(b) of each of the IFC Special
               Conditions and the DEG Special Conditions are true and accurate in all material respects on the date hereof and do not omit any fact necessary to make the same not misleading in any material respect. There are in existence no documents or agreements which have not been disclosed to the Lenders the performance or non-performance of which would result in a Material Adverse Change or which could reasonably be expected to have the effect of varying any of the Principal Documents (other than Non-Material Agreements).

     (h) Tax Returns and Payments. The Company has filed all Tax returns required by law to be filed by it and has paid or caused to be paid all income Taxes payable by it which have become due and payable pursuant to such Tax returns and all other Taxes payable by it which have become due, other than those not yet delinquent and except for those contested in good faith and for which adequate reserves have been established.

     (i) Capitalization. As of the date of this Agreement the authorized share capital of the Company consists of Rs. 5,414,500,000, divided into 54,145,000 shares, Rs. 100 par value per share.

     (j) Subsidiaries; Investments. The Company has no subsidiaries, owns no equity interest in any other Person and is not a party to any agreement to purchase or acquire any stock, obligations or securities of or any other interest in, or make any capital contribution to, any other Person. The Company has no investments other than Permitted Investments.

     (k)  Compliance with Laws.

                    (i)  The Company is in compliance with all
               applicable laws, statutes, regulations,
               authorizations and orders of, and all applicable restrictions imposed by, all Governmental Authorities in respect of the conduct of its business and the ownership of its property (including all Environmental Laws) and all Governmental Approvals relating to the Company or the Project, including, without limitation, all Remittance and Repatriation Approvals.

                    (ii) Without limitation to the foregoing
               clause (i), the Company's business and the Project are being carried out in compliance with the EMMP.

     (l) Patents, Licenses, Franchises and Formulas. The Company owns or has the right to use all the patents, trademarks, permits, service marks, trade names, copyrights, licenses, franchises and formulae, or rights with respect thereto, and has obtained assignments of all leases and other rights of whatever nature, necessary for the present and proposed conduct of its business and the carrying out of the Project, without any known conflict with the rights of others which, or the failure to obtain which, as the case may be, would constitute a Material Adverse Change.

     (m) Governing Law and Submission to Jurisdiction. The choice of governing law for each of the respective Principal
Documents will be recognized in the courts of Nepal.

     (n) Indebtedness. The Obligations constitute direct, unconditional, and general obligations of the Company and are superior in priority of payment to all other Indebtedness of the Company. The Company has no Indebtedness other than Permitted Indebtedness and the Company has not secured or agreed to secure any Indebtedness (other than the Obligations) by any Lien (other than a Permitted Lien) upon any of its present or future revenues or assets or capital stock.

     (o) Fees and Enforcement. Other than amounts that have been paid in full, no fees or Taxes, including without limitation stamp, transaction, registration or similar Taxes, are required to be paid for the legality, validity or enforceability of this Agreement or any of the Principal Documents. This Agreement and the other Principal Documents (other than Non-Material Agreements) are each in proper legal form under the laws of Nepal, and under the respective governing law selected in each such Principal Document, for the enforcement thereof in such jurisdiction without any further action on the part of the Trustee or any of the Lenders.

     (p) Availability and Transfer of Foreign Currency. All Remittance and Repatriation Approvals have been validly obtained and are in full force and effect, to the extent required to assure the availability of U.S. Dollars to enable the Company to perform all of its obligations under this Agreement or any of the other Principal Documents, in accordance with their respective terms.

     (q) Title and Rights to Property. The Company has obtained (or will obtain prior to the Financial Closing Date), or, with respect to portions of the Site listed in Part II of Schedule 3.1(e) to the General Conditions, will obtain on or before the date specified on Part II of Schedule 3.1(e), all necessary rights to the Site and other rights necessary to the construction, use and operation of the Project. The Company has, or when obtained will have, good title to all portions of the Site other than portions which have been leased by the Company, free and clear of Liens other than the Liens created under the Security Documents and Permitted Liens. Each of the Leases is in full force and effect. The Company represents and warrants that the portions of the Site listed on Part I of Schedule 3.1(e) to the General Conditions constitute the only real property which is required for the construction, use and operation of the Project and that the failure to have title or other rights to or in those portions of the Site listed on Part II of Schedule 3.1(e) will not result in any interruption of construction of the Project or interference with the use or operation of the Project.

     (r) Labor. There are no strikes, slowdowns, or work stoppages by the employees of the Company, any Sponsor, the EPC Contractor, the Owner's Engineer, the O&M Operator, or any other Person on-going, or threatened, which have caused or could be expected to cause a Material Adverse Change.

     (s) Liens and Indebtedness. The Security Documents create in favor of the Lenders and/or the Trustee legal, valid, and enforceable first priority Liens (except as otherwise specifically approved in writing by the Lenders) on all of the Collateral, are in full force and effect and enforceable against the Company, the Sponsors, any subsequent holder of a Lien (including a judgment lienor), any third party, any holder of a fixed or floating charge, or any transferee for or not for value, in bulk, by operation of law, for the benefit of creditors, or otherwise. Prior to the Financial Closing Date, all fees, charges, Taxes or expenses in respect of the Security Documents will have been paid in full. Each of the Security Documents has been duly executed, become effective, and constitutes the valid, binding and enforceable obligations of the Company, and, in the case of the Pledged Shares, of the Sponsors (other than Panda Energy International, Inc. and Harza Engineering Company International, a limited liability company). Each of the Security Documents has been duly filed and registered and recorded in every jurisdiction in which such filing and registration or recording is necessary to make valid and effective the Liens created thereby, and the rights of the Lenders thereunder.

     (t) Environmental Matters. The Company has duly complied with, and the Project is in compliance with, the provisions of the HMGN License, the HSE Plan, the EMMP, the Resettlement Plan, and all Environmental Laws, health and safety laws, codes and ordinances, and all rules and regulations promulgated thereunder.

     (u)  Regulatory Matters.

                    (i)  The Company is a "foreign utility
               company" under Section 33 of PUHCA and, as such, is not considered to be an "electric utility company" or a "public utility company" under PUHCA and is exempt from all provisions of PUHCA except as otherwise provided under Section 33 of PUHCA with respect to certain reporting requirements under PUHCA. The Company does not sell or transmit electric power in the United States, including the District of Columbia, or any organized territory of the United States, nor is it subject to regulation as a "public utility," an "electric utility," or an entity primarily engaged in the generation or sale of electric power under the FPA. As such, none of the Company's Affiliates (as such term is defined in PUHCA) nor DEG and IFC (and their participants, if any) is or will be, solely as a result of the participation by such parties individually or as a group in the ownership of the Company and the Company's use or operation of the Project and sale of power generated by the Project, subject to regulation as a "public utility company," an "electric utility company," or a Subsidiary or Affiliate (as such terms are defined in PUHCA) of any of the foregoing, under PUHCA, nor as a "public utility," an "electric utility," or an entity primarily engaged in the generation or sale of electric power under FPA.

                    (ii) So long as the Company is a "foreign
               utility company" under Section 33 of PUHCA and no electric power from the Project is sold or transmitted in the United States, including the District of Columbia, or any organized territory of the United States, the Lenders (and their participants, if any) shall not, solely by reason of their ownership or operation of the Project upon the exercise of remedies under the Security Documents, be subject to regulation as a "public utility company," an "electric utility company," or a "holding company," or a Subsidiary or Affiliate (as such terms are defined in PUHCA) of any of the foregoing, under PUHCA, nor as a "public utility," an "electric utility" or an entity primarily engaged in the generation or sale of electric power under the FPA.

          (v)  Insurance.

                    (i)  The Company has obtained the insurance
               coverages described in, and meeting the
               requirements of, Schedule 3.1(f)(i) to the General Conditions and has furnished to each of the Lenders and the Insurance Consultant a certificate from the Company's insurers or insurance brokers (including confirmation of the payment of all premiums then due in respect of insurance policies set forth in Schedule 3.1(f)(i) to the General Conditions), indicating the properties insured, amounts and risks covered, names of the beneficiaries, loss payees, and additional insureds, expiration dates, names of the insurers, and special features of the insurance policies in effect on the date of such certificate. The Trustee has received original binders (with copies received by the Insurance Consultant and each of the Lenders) of the insurance policies set forth in Schedule 3.1(f)(i) to the General Conditions, such binders issued on behalf of companies acceptable to the Lenders (and such companies are authorized agencies, such as Lloyds or LIRMA).

                    (ii) The EPC Contractor has obtained the
               insurance coverages described in, and meeting the requirements of, Schedule 3.1(f)(i) to the General Conditions, and required to be in effect on the Financial Closing Date, and has furnished to each of the Lenders a certificate from the EPC Contractor's insurers or insurance brokers (including confirmation of the payment of all premiums then due in respect of insurance policies set forth in Schedule 3.1(f)(i) to the General Conditions), indicating the properties insured, amounts, and risks covered, names of beneficiaries, loss payees, and additional insureds, expiration dates, names of the insurers, and special features of the insurance policies in effect on the date of such certificate. The Trustee has received original binders (with copies thereof received by each of the Lenders) of the insurance policies set forth in Schedule 3.1(f)(i) to the General Conditions, such binders issued on behalf of companies acceptable to the Lenders.

                    (iii) The Trustee and each of the Lenders have been named as an additional insured, loss payee, assignee or beneficiary, as applicable, in respect of the Company's and the EPC Contractor's insurance policies set forth in Schedule 3.1(f)(i) to the General Conditions.

                    (iv) The Insurance Consultant has issued an
               opinion with respect to the adequacy and effectiveness of the insurance coverages set forth in Schedule 3.1(f)(i) to the General Conditions, and with respect to such other matters as the Lenders have reasonably requested, including an opinion that the Company has made adequate arrangements for insurance in accordance with the requirements of all the Project Documents to which the Company is a party.

     Section 4.2. Lenders' Reliance. The Company acknowledges that it makes the representations in this Agreement with the intention of persuading each of the Lenders to enter into this Agreement (and the Participants to enter into the Participation Agreements) and the other agreements referred to herein and make the Loans and the subscription and disbursement under the IFC Subscription, and that the Lenders enter into this Agreement (and the Participants will enter into the Participation Agreements) and such other agreements on the basis of, and in full reliance on, each of such representations. The Company warrants to each of the Lenders (for itself and for the benefit of the Participants) that each of such representations is true and correct as of the date of this Agreement and that none of them omits any matter necessary to make such representation not misleading in any material respect. The rights and remedies of the Lenders in relation to any misrepresentations or breach of warranty on the part of the Company shall not be prejudiced by any investigation by or on behalf of the Lenders (or the Participants) into the affairs of the Company, by the execution, delivery or performance of this Agreement (or the Participation Agreements) or any other Principal Document or by any other act or thing which may be done by or on behalf of the Lenders in connection with this Agreement (or the Participation Agreements) or any other Loan Document and which might, apart from this Section, prejudice such rights or remedies.

                           ARTICLE 5.

                     AFFIRMATIVE COVENANTS

     The Company covenants and agrees that, until all of the Obligations are paid in full and the obligations of the Lenders under the Loan Documents have terminated, and unless otherwise permanently waived in writing by the Lenders:

     Section 5.1. Information Covenants. The Company shall furnish to each of the Lenders, the Trustee and, prior to the Project Completion Date, the Independent Engineer:

     (a) As soon as available but, in any event within forty-five (45) days after the close of each quarterly accounting period in each Fiscal Year,

                    (i)  two copies of complete unaudited
               statements of financial condition of the Company as at the end of such quarterly period, with a no default certification signed by an Authorized Officer of the Company, and with related statements of income and retained earnings and statements of changes in cash flow for such quarterly period and for the elapsed portion of the Fiscal Year ending on the last day of such quarterly period, in each case setting forth comparative figures for the related periods in the prior Fiscal Year, all of which shall be in agreement with the Company's books of account, subject to normal year-end audit adjustments, and certified by an Authorized Officer of the Company;

                    (ii) a report on any event or condition which
               constitutes or is reasonably likely to constitute a Material Adverse Change; and

                    (iii)     a statement of all financial
               transactions in such quarterly period between the Company and any Affiliate of the Company, including a certification that such transactions were on ordinary commercial terms negotiated on an arms-length basis.

     (b) As soon as available but, in any event, within one hundred twenty (120) days after the close of each Fiscal Year, two copies of the following, all in form satisfactory to the
Lenders:

                    (i) statements of financial condition of the Company, approved by the Board of Directors of the Company, as at the end of such Fiscal Year with the related statements of income and retained earnings, statements of changes in cash flow for such Fiscal Year, in each case with supporting schedules and setting forth comparative figures for such Fiscal Year and certified by the Auditors and Deloitte & Touche (all such statements being in agreement with the Company's books of account and prepared in accordance with U.S. GAAP consistently applied);

                     (ii)     the Auditor's and Deloitte &
               Touche's statements setting forth all transactions of the Company with Affiliates for such Fiscal Year, other than (A) any transaction under a Principal Document or (B) any transaction having a price or value less than fifty thousand Dollars ($50,000) or (C) any series of transactions having an aggregate price or value of less than three hundred thousand Dollars ($300,000); and

                    (iii)     a report of the Auditors and
               Deloitte & Touche stating that in the course of its regular audit of the financial statements of the Company, which audit was conducted in accordance with U.S. GAAP, the Auditors and Deloitte & Touche obtained no knowledge of any Default or Event of Default which has occurred and is continuing or, if in the opinion of the Auditors and Deloitte & Touche such a Default or Event of Default has occurred and is continuing, a statement as to the nature thereof, and a copy of any "management letter" or other similar communication received by the Company from the Auditors and Deloitte & Touche in relation to the Company's financial, accounting and other systems, management and accounts.

     (c) Without limiting any other requirement herein, with each request for Disbursement, the Company shall submit to each of the Lenders a detailed line item budget relating to Project Costs other than those Project Costs payable pursuant to the EPC Contract showing the budgeted amount of each line item, the cumulative amount of each line item used through the date of the request for Disbursement and the amounts being requested from the Disbursement for application to each line item. The consent of each of the Lenders shall be required in order to exceed the budgeted amount for any such line item or to apply the amounts budgeted for any such line item toward another line item. As soon as available, but in any event within sixty (60) days prior to the first day of each Fiscal Year, an Annual Budget (including budgeted statements of income, a schedule of capital expenditures, sources and applications of funds statement and balance sheets) prepared by the Company for each of the four fiscal quarters of such Fiscal Year and accompanied by (i) a statement of the Independent Engineer approving the assumptions upon which such Annual Budget was based and (ii) a statement of an Authorized Officer of the Company to the effect that, to the best of his knowledge, the budget is a reasonable estimate for the period covered thereby. The Annual Budget shall be accompanied by the Company's cash flow projections for such Fiscal Year and the Company's calculation of the Debt Service Coverage Ratio (calculated on the basis of assumptions developed by the Company and approved by the Lenders (after consultation with the Independent Engineer)) for the preceding and upcoming 12-month periods. The Annual Budget will be subject to approval by the Lenders and the Independent Engineer, which approval will not be unreasonably withheld or delayed. If the Lenders and the Company fail to agree on any Annual Budget prior to the commencement of the relevant Fiscal Year, the Annual Budget for the immediately preceding Fiscal Year shall be used until the Lenders and the Company agree, with the amounts adjusted in accordance with the increase in the U.S. Consumer Price Index.

     (d) At the time of the delivery of the financial statements in accordance with Section 5.1(a) or (b) hereof, a certificate of an Authorized Officer of the Company to the effect that, to the best of his knowledge, no Default or Event of Default has occurred and is continuing or, if any Default or Event of Default has occurred and is continuing, specifying the nature and extent thereof and what action the Company is taking or proposes to take in response thereto.

               (e) (i) Immediately upon obtaining knowledge thereof, notice, by facsimile, cable or telex, of any event which constitutes a Default or Event of Default, specifying the nature of such Default or Event of Default and any steps the Company is taking to remedy the same, and (ii) promptly, and in any event within five (5) Business Days after the Company obtains knowledge thereof, notice of:

                              (A)  any litigation or governmental
                    proceeding pending (x) against the Company
                    (or against a Person whom the Company must indemnify) involving a claim in excess of one hundred thousand Dollars ($100,000), or against the O&M Operator or any Sponsor, or, prior to the later of the date of expiration of the Defects Liability Period and the Project Completion Date, the EPC Contractor or the Owner's Engineer involving a claim in excess of two hundred fifty thousand Dollars ($250,000) or which could constitute a Material Adverse Change or (y) with respect to any Principal Document;

                              (B)  any proposal by any
                    Governmental Authority to acquire
                    compulsorily the Company or any of the
                    Collateral;

                              (C)  any substantial dispute
                    between (x) the Company, the O&M Operator or any Sponsor, or, prior to the later of the date of expiration of the Defects Liability Period and the Project Completion Date, the EPC Contractor or the Owner's Engineer and
                    (y) any Governmental Authority or other
                    Person relating to the Project;

                              (D)  any actual or proposed
                    termination, rescission, discharge (otherwise than by performance) or amendment of, or waiver or indulgence under, any material provision of any Principal Document;

                              (E)  any material notice, or
                    correspondence outside the ordinary course, received from or initiated by the Company, the O&M Operator or any Sponsor, or, prior to the later of the date of expiration of the Defects Liability Period and the Project Completion Date, the EPC Contractor or the Owner's Engineer relating to a Governmental Approval, including, without limitation, a Remittance and Repatriation Approval, necessary for the performance by it of its obligations under the Principal Documents;

                              (F)  any Lien becoming enforceable
                    over any of the Company's assets;

                              (G)  any one or more events,
                    conditions or circumstances that exist or have occurred which would reasonably be expected to constitute a Material Adverse Change or a Force Majeure Event;

                              (H)  any pending investigation of
                    the Company, the O&M Operator or any Sponsor, or, prior to the later of the date of expiration of the Defects Liability Period and the Project Completion Date, the EPC Contractor or the Owner's Engineer or any of the principals, directors, officers or direct or indirect shareholders, other than natural persons, of the Company, the O&M Operator or any Sponsor, or, prior to the later of the date of expiration of the Defects Liability Period and the Project Completion Date, the EPC Contractor or the Owner's Engineer;

                              (I)  any default by NEA or HMGN
                    under any Principal Document whether or not such default is cured by NEA or HMGN; or

                              (J)  any damage or casualty to the
                    Project in excess of five hundred thousand
                    Dollars ($500,000).

     (f) At least 10 Business Days prior to the first Payment Date specified in this Agreement, a certificate of an Authorized Officer of the Company to the effect that no Default or Event of Default has occurred and is continuing, or, if any Default or Event of Default has occurred or is continuing, specifying the nature and extent thereof and what action the Company is taking in response thereto.

     (g) Prior to the Project Completion Date, within 30 days of the end of each Quarter, a report, in form and substance satisfactory to the Lenders and the Independent Engineer, on the implementation and progress of the Project, including (i) a comparison between actual expenditures and construction progress with that anticipated in the then-current Annual Budget and the approved schedule, (ii) any factors materially and adversely affecting or which might reasonably be expected to materially and adversely affect the carrying out of the Project or the implementation of the Financing Plan and any proposed cure plan, and (iii) copies of any reports received by the Company from any outside technical consultant identifying any matter that is of material adverse significance to the operation of the Project.

     (h) Contemporaneously with delivery to the Company's shareholders, a copy of each notice of a shareholders' meeting, together with the meeting agenda. Promptly, and in any event within five (5) Business Days after each shareholders' meeting, the Company shall deliver to each of the Lenders a true, complete and correct copy of the minutes of such meeting.

     (i) Promptly, and in any event within five (5) Business Days after receipt by the Company thereof, copies of all notices, reports, or other information given to or by the Company pursuant to Sections 3.16, 3.3.11, 3.32.2, 3.32.14, and 3.33 of the EPC
Contract.

     (j) Promptly, and in any event within five (5) Business Days after receipt by the Company thereof, the Company shall cause the EPC Contractor to deliver to each of the Lenders and the Independent Engineer (in addition to delivery to the Company), copies of all notices, reports, or other information given by the EPC Contractor pursuant to Sections 3.3.10, 3.9, 3.19, 5.2, 5.2.3, 6.2.2, 10, and 11.12 of the EPC Contract.

     (k) Immediately upon obtaining knowledge thereof, the Company shall deliver to each of the Lenders a notice, signed by an Authorized Officer of the Company, with a copy to the Independent Engineer, of any event, condition or circumstances which could reasonably be expected to lead to a violation of Environmental Laws.

     (l) Promptly, and in any event within five (5) Business Days after receipt by the Company thereof, the Company shall deliver to each of the Lenders and the Independent Engineer a copy of any complaint (other than an inconsequential complaint), order, directive, claim, citation, or notice by any Governmental Authority or any Person with respect to: (A) solid or liquid waste disposal, (B) the use, generation, storage, transportation, or disposal of toxic or Hazardous Materials, (C) rare or endangered species, or (D) other environmental, health or safety matters, including Environmental Laws.

     (m)  The Company will cause each of Panda Energy
International, Inc. and Harza Engineering Company International
L.P. to deliver to each of the Lenders the financial statements specified in Sections 4.1(d) and (e) of the Share Retention and Project Funds Agreement.

     (n)  From time to time, such other information or documents
(financial or otherwise) as either of the Lenders may reasonably request.

     Section 5.2. Books, Records and Inspections; Accounting and Auditing Matters.

     (a) The Company shall keep proper books of record and account adequate to reflect truly and fairly the financial condition and results of operations of the Company (including the progress of the Project) in which full, applicable, true and correct entries in conformity with U.S. GAAP and all requirements of law shall be made of all dealings and transactions in relation to its business and activities. The Company will permit officers and designated representatives of the Lenders to visit and inspect, under guidance of officers of the Company, any of the properties of the Company, and to examine and make copies of the books of record and account of the Company and discuss the affairs, finances and accounts of the Company with, and be advised as to the same by, its and their officers. Any such visits will be made during normal business hours and with reasonable advance notice, and all visitors to the Site will comply with the Company's safety programs while present at the Site.

     (b) The Company shall (i) maintain cost control and management information systems and (ii) maintain a system of accounting and prepare its financial statements in accordance with U.S. GAAP, all as required in the Facility Procedures Manual.

     (c) The Company shall authorize the Auditors (whose fees and expenses shall be for the account of the Company) to communicate directly with each of the Lenders at any time regarding the Company's accounts and operations and furnish to each of the Lenders a copy of such authorization, which shall be substantially in the form of Schedule 5.2(c) to the General Conditions. The Lenders shall provide the Company with prior notice of its intent to communicate with the Auditors unless the Lenders, under the circumstances at such time, determine in good faith that it would not be prudent to provide such notice.

     (d) The Company shall permit representatives of the Lenders (including, without limitation, the Independent Engineer) to visit the Site and all other premises of the Company and to have access to its outside advisors, contractors and employees. Any such visits by such representatives shall be conducted during normal business hours and with reasonable advance notice. All such representatives shall comply with the Company's safety program while present at the Site.

     (e) In the event that T.R. Upadhya & Company should cease to be the Auditors of the Company for any reason, the Company shall appoint and maintain as the Auditors another firm of independent public accountants approved by the Lenders.

     (f) The Company shall provide to the Nepal Rastra Bank all bank statements required pursuant to all approvals issued by the Nepal Rastra Bank for the Offshore Retention Account and the Nepal Retention Account as and when required pursuant to such approvals.

     Section 5.3.   Insurance.

     (a) Unless the Lenders otherwise agree, the Company shall maintain at all times (in a manner appropriate for the stage of completion of the Project) insurance of its properties and business with financially sound and reputable insurers against loss or damage in such manner and to the same extent as shall be no less than generally accepted as customary in regard to property and business of like character (including, without limitation to the generality of the foregoing, the requirements of Schedule 3.1(f)(i) to the General Conditions).

     (b)  Insurance Proceeds shall be applied as follows:

                    (i)  All Insurance Proceeds relative to any
               single loss in excess of seven hundred fifty thousand Dollars ($750,000) shall be paid by the respective insurers directly to the Trustee. All Insurance Proceeds relative to a single loss of seven hundred fifty thousand Dollars ($750,000) or less shall be paid directly to the Company. If any Insurance Proceeds relative to any single loss in excess of seven hundred fifty thousand Dollars ($750,000), or, during the occurrence and continuation of an Event of Default, relative to any loss are paid to the Company, such Insurance Proceeds shall be received only in trust for the Lenders, shall be segregated from other funds of the Company, and shall be promptly paid over to the Trustee in the same form as received (with any necessary endorsement) for deposit in the Insurance Proceeds Sub-Account. If any Insurance Proceeds are paid to any Lender, such Lender shall promptly pay over such Insurance Proceeds to the Trustee for deposit in the Insurance Proceeds Sub-Account.

                              (A)  If there does not exist an
                    Event of Default, Insurance Proceeds relative to a single loss of seven hundred fifty thousand Dollars ($750,000) or less shall be applied by the Company to pay the necessary costs of repair, restoration or replacement of the Project (in each case, to the extent such Insurance Proceeds were paid in respect of physical loss or damage thereto). After applying such amount, any excess Insurance Proceeds shall be delivered to the Trustee for deposit in the Revenue Sub-Account.

                              (B)  If there does not exist an
                    Event of Default and if there shall occur damage, destruction or casualty with respect to which Insurance Proceeds in excess of seven hundred fifty thousand Dollars ($750,000) but less than five million Dollars ($5,000,000) are payable, and if (I) the Company promptly (and, in any event, within 30 days after the occurrence of such damage, destruction or casualty) gives written notice to each of the Lenders that the Company wishes to repair, restore or replace the Project to the condition that it was in immediately prior to such damage, destruction or casualty, (II) the Insurance Proceeds received by the Company or the Trustee together with funds otherwise available to the Company, will be sufficient to cover all costs and expenses necessary to repair, restore or replace the Project and to cover the Operating and Maintenance Costs and the Debt Service payable by the Company during the period necessary to repair, restore or replace the Project, (III) the repair, restoration or replacement of the Project is technically and economically feasible, (IV) after giving effect to any proposed repair, restoration or replacement, no Default or Event of Default or a default under any Principal Document shall exist, (V) each of the Lenders shall receive an opinion of counsel in form and substance reasonably satisfactory to the Lenders or other evidence satisfactory to the Lenders that neither any applicable Governmental Approval nor any Principal Document will terminate during the period necessary to repair, restore or replace the Project and no applicable Governmental Approval, or amendment to this Agreement or the Security Documents or any other instrument, is necessary for the purpose of subjecting the repair, restoration or replacement to the Liens of the Security Documents except such, if any, as shall have been delivered to the Lenders, and (VI) each of the Lenders shall have received from the Company and the Independent Engineer such certificates or other evidence as the Lenders may reasonably require regarding the foregoing matters, then the Lenders shall direct the Trustee in a written notice to deliver the Insurance Proceeds received in connection with the damage, destruction or casualty to the Project to the Company and the Company shall apply such Insurance Proceeds to pay for the necessary costs of repair, restoration or replacement of the Project and to pay for Operating and Maintenance Costs and Debt Service when due. After making such payments to the Company, any excess Insurance Proceeds shall be deposited in the Revenue Sub-Account.

                    (ii) If there shall occur damage, destruction
               or casualty with respect to which Insurance
               Proceeds in excess of five million Dollars
               ($5,000,000) are payable, the Lenders may, after consulting with the Company during the 30-day period following such damage, destruction or casualty, choose to apply the Insurance Proceeds to prepay a principal amount of the Loans at the time outstanding, such prepayment to be made pro rata between the IFC Loans and the DEG Loan, together with interest accrued thereon or fees accrued in connection therewith to the prepayment date. In addition, if Insurance Proceeds have been paid pursuant to Section 5.3(b)(i)(B) above, and the Company (I) has not notified the Lenders promptly that it wishes to repair, restore or replace the Project or (II) has not otherwise complied with the provisions of Section 5.3(b)(i) above relative to the repair, restoration or replacement of the Project, the Lenders may choose to apply the Insurance Proceeds to prepay the Loans, pro rata between the IFC Loans and the DEG Loan, together with accrued interest.

     (c) On or before the date of the first Disbursement under this Agreement and thereafter at intervals of not more than twelve (12) calendar months (or fewer at the request of the Lenders) until all obligations of the Company under the Loan Documents shall have been indefeasibly paid in full, the Company shall furnish to each of the Lenders a certificate signed by a duly authorized representative of each insurer, showing the insurance then maintained by the Company pursuant to this
Section 5.3 and stating that such insurance complies with the terms hereof. The Company shall cause the insurers with whom it maintains such insurance to agree to advise the Company and each of the Lenders in writing promptly of any default in the payment of any premiums or any other act or omission on the part of the Company of which they have knowledge and which might invalidate or render unenforceable, in whole or in part, any such insurance.

     (d) The Company shall manage and administer all insurance policies set forth in Article 9 of the EPC Contract (other than those insurances required of the EPC Contractor under Article 9.2 of the EPC Contract) and including the filing of all claims and the taking of all necessary or appropriate steps to collect any proceeds on behalf of the relevant insured party.

     (e) In the event that the Lenders shall determine that it would be customary or reasonable for a project with characteristics such as the Project to have additional or supplemental insurance coverage, in respect of rights or liabilities not covered by the insurance requirements set forth in Schedule 3.1(f)(i) to the General Conditions, then upon the request of the Lenders, the Company shall obtain and maintain such coverage to the extent such coverage is available on commercially reasonable terms.

     Section 5.4.   Corporate Franchises; Enforcement of
Principal Documents.  The Company:

     (a) will take, and will cause to be taken, all actions necessary or desirable, or as reasonably requested by the Lenders, to obtain in a timely manner all consents, approvals (including, without limitation, Governmental Approvals) or waivers of, and will promptly make, or will promptly cause to be made, all required filings with Governmental Authorities applicable to the Company or the Project or similar authorities or agencies or financial institutions in Nepal, to preserve, renew and keep in full force and effect its existence and its material rights, franchises, licenses and patents;

     (b) will obtain and maintain in full force and effect all rights, franchises, licenses, consents or approvals (including, without limitation, Governmental Approvals applicable to the Company or the Project and Remittance and Repatriation Approvals) necessary or desirable for the carrying out of the Project or in connection with any Loan Document or the transactions contemplated thereby or the issuance of Shares;

     (c) will, with due diligence and in a reasonable and prudent manner, enforce (including, as necessary, through negotiation, litigation or other reasonable means) the rights granted to it under or in connection with the Project Agreement, the PPA and the other Principal Documents.

     Section 5.5. Hedging Transactions. The Company shall enter into interest rate swaps with respect to the B Loan pursuant to the Hedging Documents, which swaps shall be executed on or before full Disbursement of the B Loan. If at any time prior to the repayment in full of the DEG Loan, the equivalent of Deutsche Mark 21,000,000 or the respective Euro amount exceeds $14,300,000 (which amount represents on the date hereof a twenty percent (20%) appreciation of the Deutsche Mark against the U.S. Dollar), the Company, in order to manage its currency exposure, shall enter into currency swaps with IFC (provided IFC, in its sole discretion, is agreeable to entering into such swaps) which swaps shall be governed by the terms and conditions of the Hedging Documents, and if IFC elects not to enter into such swaps with the Company, the Company shall enter into currency swaps with another counterparty on terms and conditions acceptable to each of the Lenders.

     Section 5.6. Compliance with Laws. The Company will comply with all applicable laws, statutes, regulations, authorizations and orders of, and all applicable restrictions imposed by, all Governmental Authorities, domestic or foreign, in respect of the conduct of its business and the ownership of its property (including all Environmental Laws) and with the EMMP and the HSE Plan.

     Section 5.7.   Project Implementation; Use of Project Funds.
The Company shall:

     (a) cause the proceeds of all funds referred to in the Financing Plan to be applied exclusively to pay or reimburse
Project Costs;

     (b) cause the Project to be completed in accordance with the plans and specifications set forth in the EPC Contract (other than change orders made pursuant to Section 6.10(b) of the General Conditions) and with all requirements of the PPA and the Project Agreement;

     (c) use its best efforts (but without increasing the financial obligations of the Company under the EPC Contract) to cause the Commercial Operation Date to occur by December 31, 1999 (and promptly notify each of the Lenders if the Company becomes unable to achieve the Commercial Operation Date on or before such date);

     (d) promptly arrange subordinated financing from, or sales of Shares to, the Sponsors in accordance with the Share Retention and Project Funds Agreement in the event of a Project Funds Shortfall, so that all work required to achieve the Commercial Operation Date and the Project Completion Date can proceed without delay;

     (e) carry out the Project and conduct its business in accordance with sound financial practices and Prudent Utility Practices, and limit expenditures in any year (including, without limitation, expenditures for fixed and other non-current assets) to amounts in the applicable Annual Budget, except that expenditures for Operation and Maintenance Costs in any Quarter may exceed by 15% the amount budgeted for any item of expenditure or by 10% the amount budgeted for total expenditures in the applicable Annual Budget;

     (f) prepare the Operations and Maintenance Plan, reasonably satisfactory in form and substance to the Lenders and the Independent Engineer, at least six (6) months prior to synchronization of the First Unit of the Facility, and cause the O&M Operator to operate the Project in accordance with the Operations and Maintenance Agreement, the Operations and Maintenance Plan, the standards described in the PPA, and, subject to Prudent Utility Practices, generally in a manner reasonably designed to maximize the Plant's electricity output and the Project's revenues and consistent with the long-term plan for utilization of the Project;

     (g) install and maintain a GLOF early warning system, satisfactory in form and substance to the Lenders and the Independent Engineer;

     (h) implement and enforce the procedures set forth in the approved Facility Procedures Manual approved by the Lenders;

     (i)  maintain a projected Debt Service Coverage
Ratio (calculated on the basis of assumptions developed by the Company and approved by the Lenders) for each 12-month period (or portion thereof) remaining prior to the last scheduled Payment
Date of at least 1.0:1.0; and

     (j) acquire, and deliver to the Trustee, land certificates in respect of all necessary rights for each portion of the Site prior to the Financial Closing Date (each portion of the Site being listed in Schedule 3.1(e) of the General Conditions); provided, however, that title to those portions of the Site listed on Part II of Schedule 3.1(e) are not required to be obtained by the Financial Closing Date but must be acquired and delivered to the Trustee no later than the date specified on Part II of Schedule 3.1(e).

     Section 5.8. Repair of Roads. In the event of the destruction of, or damage to, roadways and bridges necessary for the development, construction and operation of the Project, the Company shall notify each of the Lenders as soon as practicable of the occurrence of such destruction or damage and shall in accordance with the PPA repair or cause to be repaired all roadways and bridges damaged in connection with the construction of the Project.

     Section 5.9.   Taxes; Duties; Proper Legal Form.

     (a) The Company shall pay or cause to be paid, or upon notice from either of the Lenders, reimburse such Lender or its assigns for all Taxes (including stamp Taxes and any withholding Tax which may be imposed in the future on the Loans), duties, fees, or other charges payable on or in connection with the execution, issue, delivery, registration or notarization, or for the legality, validity or enforceability, or the enforcement, of this Agreement, the Loan Documents and the other Principal Documents and any other documents related to this Agreement or the issuance or sale of any Shares, and shall, upon notice from either of the Lenders, reimburse such Lender or its assigns for any such Taxes, duties, fees or other charges paid by such Lender or its assigns thereon.

     (b) All sums payable by the Company to each of the Lenders under any Principal Document, whether principal, interest, fees, expenses, or otherwise, shall be indefeasibly paid in full, free of any deductions or withholdings for any and all present and future Taxes.

     (c) In the event that the Company is prohibited by law from making payments to either of the Lenders under any Principal Document free of such deductions or withholdings, then the Company shall pay such additional amount as may be necessary in order that the actual amount received after such deduction or withholding shall equal the full amount stated to be payable under such Principal Document and, upon request from either Lender, the Company shall deliver to such Lender official tax receipts evidencing payment (or certified copies of such receipts or other documentation in form and substance satisfactory to such Lender) within thirty (30) days of the date of payment of such Taxes. If any amount due in respect of the Loans under this Agreement is increased pursuant to this Section 5.9(c), the Company may, upon thirty (30) days' prior written notice to each of the Lenders and subject to any necessary governmental (including Nepal Rastra Bank) or other approval having been obtained, prepay the portion of the outstanding principal amount of the Loans, with respect to which such increased payment is attributable, together with accrued interest thereon and all other amounts then due hereunder.

     (d) The Company shall take all action within its control required or in the reasonable opinion of either of the Lenders advisable to ensure that each of the Principal Documents is in proper legal form under the laws of Nepal or under the respective governing laws selected in such Principal Documents, for the enforcement thereof in such jurisdictions without any further action on the part of either Lender.

     (e) Subsections (a) and (b) above do not apply to Taxes, duties, fees and other charges which directly result from a Participant having its principal office in Nepal or having or maintaining a permanent office or establishment in Nepal, if and to the extent that such permanent office or establishment acquires the relevant Participation.

     Section 5.10. Performance of Obligations. The Company shall perform all of its obligations under the terms of each mortgage, indenture, security agreement and other debt instrument by which it is bound and will perform all of its obligations under the terms of the Loan Documents and the other Principal Documents.

     Section 5.11. Further Assurances. The Company shall do all things necessary in the reasonable judgment of the Lenders or the Trustee to (i) create and (except as otherwise specifically approved in writing by the Lenders) perfect the Security with respect to future assets covered or purported to be covered by the Security Documents (including, without limitation, any further registration of the Mortgage (including any registration in respect of supplements to the Mortgage) in accordance with the requirements of Nepalese law), (ii) maintain the Security in full force and effect at all times (including the priority thereof), and (iii) preserve and protect the Collateral and protect and enforce its rights and title, and the rights and title of the Lenders and the Trustee, in and to the Collateral.

     Section 5.12. Deposit of Revenues and Funding of Accounts. The Company shall deposit, or cause to be deposited, revenues and other amounts owed to the Company, fund the Debt Service Reserve Sub-Account with an amount equal to the Debt Service Reserve Requirement, and fund the Debt Payment Sub-Account, the Maintenance Reserve Sub-Account and the Operations and
Maintenance Sub-Account in accordance with, and otherwise comply with, the provisions of the Trust and Retention Agreement and the Nepal Agency and Retention Agreement. The Company shall deposit in the Revenue Sub-Account $1,500,000 in working capital on or before the Commercial Operation Date. Without limiting the foregoing, the Company shall instruct the Trustee to direct its agent to exchange all Rupees received under the PPA (other than amounts required from time to time to satisfy the Company's Rupee-denominated obligations determined according to the applicable Annual Budget) to US Dollars promptly and to transfer such US Dollars to be deposited forthwith upon such conversion in the Offshore Retention Account, as contemplated in the Nepal Agency and Retention Agreement.

     Section 5.13. Security of the Site. The Company shall take all actions reasonably necessary to ensure the security of the Site and the safety of persons working or living at the Site, including, without limitation, proper fencing, lighting, guarding and surveillance of the Project and the Site.

     Section 5.14.  Environmental Compliance.

     (a) The Company shall design, construct, operate and maintain the Plant in compliance with requirements relating to environmental matters set forth in the EPC Contract, the Operations and Maintenance Agreement, the HMGN Project License, the HSE Plan, the EMMP, and all Environmental Laws, and within ninety (90) days after the end of each Fiscal Year, deliver to each of the Lenders an annual monitoring report, signed by an Authorized Officer of the Company, based on the requirements outlined in the EMMP, confirming compliance with such requirements of the EPC Contract, the Operations and Maintenance Agreement, the EMMP, the HMGN Project License, the HSE Plan, and applicable Environmental Laws or, as the case may be, detailing any non-compliance, or any complaint with respect to any of the foregoing matters, together with the action being taken to remedy such failure, or address such complaint, and ensure future compliance. To the extent required by the Lenders, the Company shall implement remedial action plans acceptable to the Lenders in connection with any aforesaid failure or complaint, or any non-compliance identified by the Lenders or the Independent Engineer. The aforesaid report shall be satisfactory in form and substance to the Lenders and shall provide sufficient information to monitor the performance of the Project over the preceding year with respect to environmental protection and, at a minimum, shall include narrative summaries of (i) the results of environmental monitoring or sampling activity (as detailed in the EMMP); (ii) Project-related accidents materially adversely impacting the environment or resulting in the loss of life; (iii) environmental deficiencies identified by Governmental Authorities and any remedial actions taken in respect thereof; and (iv) any event, condition or circumstance which could reasonably be expected to lead to a violation of the Environmental Laws. For the purposes of this Section 5.14(a), the Company may submit to the Lenders a report prepared to fulfill Nepalese regulatory requirements, provided such report satisfies the minimum requirements listed in this Section 5.14(a).

     (b) The HSE Plan relating to the operating period of the Project shall be prepared and submitted to each of the Lenders and the Independent Engineer for their approval at least one hundred twenty (120) days prior to First Unit Delivery, and the HSE Plan relating to the construction period of the Project shall be finalized, in a form acceptable to the Lenders and the Independent Engineer, prior to the Financial Closing Date.

     Section 5.15. Additional Sponsor Contributions. Promptly, but in all events within five (5) Business Days after becoming aware of a Deficiency, the Company shall direct each Sponsor to fund such Deficiency in accordance with the Share Retention and Project Funds Agreement.

     Section 5.16. Equity Letters of Credit. If a Sponsor Shareholder fails to make any Subscription Amount Payment as and when required under the Sponsor Shareholder's Subscription Agreement, the Company shall (in writing) instruct the Trustee to demand payment under the Equity Letter of Credit provided by such Sponsor Shareholder (other than Himal International Power Corporation Pvt. Ltd.) of an amount equal to such Subscription Amount Payment and deposit, or direct the letter of credit bank to deposit, such amount in the appropriate sub-account under the Trust and Retention Agreement.

     Section 5.17. Default under EPC Contract. If the EPC Contractor fails to make any payment to the Company due under the EPC Contract, including Performance Liquidated Damages or Schedule Liquidated Damages, the Company shall promptly, but in all events within five (5) Business Days, notify the Trustee and each of the Lenders.

     Section 5.18. Spare Parts. The Company shall order and obtain, prior to the First Unit Delivery, those spare parts necessary for the operation of the First Unit, and prior to Second Unit Delivery, those parts necessary for the operation of the Facility, in each case, as approved in writing by the Independent Engineer.

     Section 5.19.  Panda of Nepal; Harza Engineering Company
International L.P.

     (a) The Company shall cause Panda of Nepal to execute the Panda of Nepal Consent, the Assignment Agreement and any financing statements in connection with such Assignment
Agreement.

     (b) The Company shall cause Panda of Nepal and Harza Engineering Company International L.P. to provide prior written notice to the Lenders of any substitution of the services of K. Candee, P. Hartel or N. Corcoran pursuant to the Amended and Restated Services Agreement dated July 11, 1997, between Panda of Nepal and Harza Engineering Company International L.P.


                           ARTICLE 6.

                       NEGATIVE COVENANTS

     The Company covenants and agrees that until all of the Obligations are paid in full and the obligations of each of the Lenders under the Loan Documents have terminated, and unless otherwise permanently waived in writing by the Lenders:

     Section 6.1. Liens. The Company will not, and will not agree to, create, incur, assume or suffer to exist any Lien upon or with respect to any property or assets (real, personal or mixed, tangible or intangible) of the Company, whether now owned or hereafter acquired, other than Permitted Liens.

     Section 6.2.   Consolidation, Merger, Sale of Assets, Etc.
The Company will not:

     (a) wind up, liquidate or dissolve its affairs or enter into any transaction of merger or consolidation;

     (b) convey, sell, lease or otherwise dispose of (or agree to do any of the foregoing at any future time) all or any part of its property or assets (other than electricity produced by the Project) except in the ordinary course of business; or

     (c) purchase or otherwise acquire (in one or a series of related transactions) any part of the property or assets of any Person (other than purchases or other acquisitions of inventory or materials or capital expenditures, each in accordance with the applicable Annual Budget).

     Section 6.3. Dividends; Restricted Payments. The Company will not declare or pay any dividends, or return any capital, to its shareholders or authorize or make any other distribution, payment or delivery of property or cash to its shareholders as such, or redeem, retire, purchase or otherwise acquire, directly or indirectly, for consideration, any Shares (or any options or warrants issued by the Company with respect to its share capital), or set aside any funds for any of the foregoing purposes, until after the Project Completion Date (subject to the following sentence) and then only as permitted by applicable law and this Section 6.3. For purposes of this Section 6.3 only, the failure to achieve the following components of the Project Completion Date shall not, in and of themselves (and provided that all the other conditions set forth herein are satisfied), preclude the declaration or payment of dividends to the Company's shareholders: (i) the achievement of the Punch List (as such term is defined in the EPC Contract) required for Final Acceptance to the extent the cost to complete such Punch List has been reserved by the Company in a manner and an amount satisfactory to the Lenders and milestones acceptable to the Lenders have been established for the purpose of completing such Punch List; it being understood and agreed that if at the end of any such milestone, the applicable Punch List has not been completed to the satisfaction of the Lenders, the Company shall thereafter be prohibited from declaring or paying dividends to its shareholders unless and until, among other things, Final Acceptance has been achieved (including completion of the aforesaid Punch List),
(ii) the existence of any immaterial actions, suits, or proceedings with respect to the Company, the O&M Operator, the EPC Contractor, the Owner's Engineer or the Project, provided that the Company has established reserves with respect thereto in a manner and an amount satisfactory to the Lenders, (iii) the issuance of the EPC Warranty Performance Guarantee if the Company has established reserves with respect thereto in a manner and an amount satisfactory to the Lenders, (iv) the nonpayment of the amounts specified in the definition of "Company Completion Certificate" contained in Schedule A to the extent such amounts are immaterial, provided the Company has established reserves with respect thereto in a manner and an amount satisfactory to the Lenders, and (v) to the extent a Final Acceptance Certificate, a Company Completion Certificate or an Independent Engineer's Certificate would otherwise be required to be delivered and the Lenders, in the exercise of their good faith judgment, determine that the sole reason that such certificates are not delivered is due to an exclusion from the requirements of Project Completion Date specified in subsections (i)-(iv), then provided the conditions set forth in said subsections (i)-
(iv) have been satisfied, the failure to deliver any such certificates in and of itself shall not preclude the declaration or payment of dividends to the Company's shareholders. The Company will not request that the Trustee transfer funds to the Holding Account unless:

     (a) no Default or Event of Default shall have occurred and be continuing, no Force Majeure Event shall have occurred and be continuing, and no event of default or default under any other Indebtedness of the Company shall occur as a result of such transfer;

     (b) the Debt Service Reserve Sub-Account is funded with an amount equal to the Debt Service Reserve Requirement, and the Debt Payment Sub-Account, the Maintenance Reserve Sub-Account, the Operations and Maintenance Sub-Account, the Nepal Operations and Maintenance Sub-Account, the Nepal Reserve Sub-Account, the Deficiency Sub-Account, the Cash Sub-Account, the Nepal Dollar Sub-Account and all other Sub-Accounts under the Trust and Retention Agreement and the Nepal Agency and Retention Agreement are funded to the extent then required under the Trust and Retention Agreement and the Nepal Agency and Retention Agreement;

     (c) the Debt Service Coverage Ratio for the preceding 12-month period equaled or exceeded 1.20:1, and, based on the Company's projections (calculated on the basis of assumptions developed by the Company and approved by the Lenders), the Debt Service Coverage Ratio for the following 12-month period will remain above 1.20:1; and

     (d) if IFC shall then be a shareholder of the Company, the Person nominated by IFC in accordance with the Shareholders' Agreement shall be a member of the board of directors of the Company unless such Person has resigned from the Board of Directors of the Company and IFC has not nominated a replacement therefor.

     Section 6.4. Leases. The Company will not enter into any lease (other than the Leases) of, or agreement or arrangement to acquire by lease, the use of any real or personal property or equipment of any kind, except leases of operating equipment, office equipment, computers and similar equipment, under which the aggregate rental payments during the entire terms of all such leases in effect at any one time do not exceed $200,000 (which aggregate amount shall be increased each year in accordance with increases in the U.S. Consumer Price Index).

     Section 6.5. Indebtedness. The Company will not contract, create, incur, assume or suffer to exist any Indebtedness, except
Permitted Indebtedness.

     Section 6.6. Contingent Obligations; Guarantees. Without limitation to the restrictions of Section 6.5 above, the Company will not enter into any Contingent Obligations, including without limitation any agreement or arrangement to guarantee or, in any way or under any condition, become obligated for all or any part of any Indebtedness or other obligations of another Person other than the Operations and Maintenance Agreement and the Services Agreements.

     Section 6.7. Investments; Subsidiaries. The Company will not form or have any subsidiaries, or purchase or acquire any stock, obligations or securities of, or any other interest in, or make any capital contribution to, any other Person other than Permitted Investments.

     Section 6.8. Arm's-Length Transactions. The Company will not enter into any transaction or series of related transactions with any Person other than in the ordinary course of business and on an arm's-length basis.

     Section 6.9. Other Transactions. The Company will not enter into any partnership, profit-sharing or royalty agreement or other similar arrangement whereby the Company's income or profits are, or might be, shared with any other Person, or enter into any management contract or similar arrangement whereby its business or operations are managed by any Person, or make any investments except in accordance with the Trust and Retention Agreement.

     Section 6.10.  No Modifications.  The Company will not:

     (a) amend or modify its Memorandum of Association or Articles of Association (other than to increase its authorized share capital or as may be required by law, provided that in either such case prior notice shall be given to each of the Lenders), change its Fiscal Year, or materially change or consent to change the nature or scope of the Project, or issue Shares prior to the Project Completion Date to any Person other than a Sponsor or IFC;

     (b) assign or otherwise transfer, terminate or amend, or consent to any amendment of, any Principal Document, or grant or consent to any grant of any waiver or forbearance, or exercise any election in respect of any material provision of any Principal Document, provided that the Company may enter into change orders relating to the EPC Contract as follows:

                    (i)  without the prior review and consent of
               the Lenders or the Independent Engineer, any single change order having a price or value of fifty thousand Dollars ($50,000) or less, provided that the aggregate of all change orders entered into pursuant to this Section 6.10(b)(i) may not exceed two hundred fifty thousand Dollars ($250,000); provided further that where any such change orders would increase the price of the EPC Contract, the certificate required under Paragraph 2 of the EPC Performance Guarantee shall have been delivered by the Company to the issuer of such Performance Guarantee; provided further that such change order shall not materially adversely affect the performance, design, or reliability of the Project or the schedule for First Unit Delivery, Second Unit Delivery or Final Acceptance (any delay in any such scheduling in excess of fourteen
               (14) days in the aggregate, whether consecutive or otherwise, on account of all change orders entered into pursuant to this Section 6.10(b)(i) in all events being deemed to be materially adverse for purposes of this Section 6.10(b)(i)); and provided further that this Section 6.10(b)(i) shall not apply to any change order entered into pursuant to
               Section 3.33.3(e) of the EPC Contract;

                    (ii) with the prior review and consent of the
               Independent Engineer (which consent shall be deemed given if the Independent Engineer does not object to the terms of the proposed change order within fifteen (15) days following receipt of the proposed change order by the Independent Engineer), any single change order having a price or value in excess of fifty thousand Dollars ($50,000) but less than two hundred thousand Dollars ($200,000), provided that the aggregate of all change orders entered into pursuant to clause
               (i) above and this clause (ii) may not exceed two million Dollars ($2,000,000); and provided further that where any such change orders would increase the price of the EPC Contract, the certificate required under Paragraph 2 of the EPC Performance Guarantee shall have been delivered by the Company to the issuer of such Performance Guarantee;

                    (iii)     with the prior review and consent
               of the Lenders and the Independent Engineer, any change order not expressly contemplated by the preceding clause (i) or (ii); provided further that where any such change orders would increase the price of the EPC Contract, the certificate required under Paragraph 2 of the EPC Performance Guarantee shall have been delivered by the Company to the issuer of such Performance Guarantee; or

     (c) enter into any material agreement other than the Principal Documents, except (i) as permitted under Section 6.4 or
6.9 of the General Conditions, or (ii) if the aggregate amount payable under such agreement is less than $50,000 per year, or
(iii) if the amount payable under such agreement, together with the amounts payable under all other Third Party Agreements (other than the Project Agreement, the PPA, the EPC Contract and the Services Agreements) is less than $200,000; or (iv) the amounts payable under the agreement have been included in the applicable Annual Budget approved by the Lenders; or (v) such agreement is required in connection with extraordinary circumstances and is approved by the Lenders; or

     (d)  suspend performance by the EPC Contractor, the O&M
Operator or the Owner's Engineer for a period of more than 30 days except with the prior approval of the Lenders; or

     (e) approve any Substantial Subcontractors or Substantial Vendors in addition to or in replacement of those Substantial Subcontractors and Substantial Vendors set forth on
Schedule 6.10(e) hereof pursuant to the EPC Contract, or any single subcontract exceeding $200,000, or subcontracts exceeding $500,000 in the aggregate pursuant to the Amended and Restated Services Agreement dated July 11, 1997, between the Company and Harza Engineering Company International L.P., and the Company shall cause Panda of Nepal not to approve any single subcontract exceeding $200,000 or subcontracts exceeding $500,000 in the aggregate pursuant to the Amended and Restated Services Agreement dated July 11, 1997 between Panda of Nepal and Harza Engineering Company International L.P. unless, with respect to any such proposed additional or replacement Substantial Subcontractor or Substantial Vendor or proposed subcontract, as the case may be, the Lenders do not object to such proposed Substantial Subcontractor or Substantial Vendor or proposed subcontract, as the case may be, within fifteen (15) days following receipt by each of the Lenders of the written proposal pertaining thereto. It is expressly understood and agreed that the Lenders shall have the right to reject the proposed Substantial Subcontractor or Substantial Vendor or proposed subcontract, as the case may be, if the Lenders determine in good faith that they do not have sufficient information to make a decision and explain in writing what additional information is required; or

     (f)  approve the date of First Unit Delivery, Second Unit
Delivery, or Final Acceptance, in each case pursuant to the EPC
Contract; or

     (g) exercise its right to operate unsatisfactory Equipment (as such term is defined in the EPC Contract) pursuant to
Section 11.19 of the EPC Contract, unless the Lenders do not object to the Company's proposed operation of unsatisfactory Equipment within fifteen (15) days following the Lenders' receipt of notice from the Company that it intends to operate unsatisfactory Equipment.

     Section 6.11. No Other Business. The Company will not carry on any business other than in connection with the completion and operation of the Project and will take no action whether by acquisition or otherwise which would constitute or result in any material alteration to the nature of that business.

     Section 6.12. Abandonment. The Company will not abandon or agree to abandon the Project or place the Project or agree to place the Project on a "care and maintenance" basis for more than thirty (30) consecutive days in any calendar year; provided, however, that (a) nothing in this Section 6.12 shall prevent the Company from shutdowns necessary for repairs and maintenance of the Project or from putting the Project on a "care and maintenance basis" to the extent necessitated by a Force Majeure Event or from putting the Project on a "care and maintenance basis" during any period of delay on the part of NEA in building the NEA Interconnection Facilities, and (b) nothing in this
Section 6.12 shall be deemed to waive or limit in any way the right of the Lenders to declare an Event of Default as provided in Article 7 of the General Conditions, including without limitation Sections 7.1(f) and 7.1(g) of the General Conditions. "Care and maintenance basis" means maintaining the Plant on the basis that it will not generate electricity and will be or remain decommissioned on a long-term basis all in accordance with prudent operating and maintenance practices and methods and standards generally followed from time to time by the electrical utility industry in connection with maintaining electric generating and transmission equipment of the type applicable to the Project.

     Section 6.13. Improper Use. The Company will not use, maintain, operate or occupy, or allow the use, maintenance, operation or occupancy of, any portion of the Site or the Project for any purpose which:

     (a) may be dangerous, unless safeguarded as required by law (provided, however, that this clause (a) shall not be deemed to prohibit the Company from carrying out the Project in accordance with the terms of the Project Agreement, the PPA, the EPC Contract and the Services Agreements in a reasonable and prudent manner);

     (b) violates any applicable law, Environmental Law or any applicable Governmental Approval in any material respect;

     (c) may constitute a public or private nuisance resulting in a Material Adverse Change; or

     (d) may (i) make voidable or cancelable any warranties given by the EPC Contractor under Section 11.1 of the EPC Contract, or (ii) make void, voidable or cancelable, or increase the premium of, any insurance then in force with respect to the Site or Project or any part thereof unless, in the case of an increase in premium, the Company gives proof of payment of such increase.

     Section 6.14. Expenditures. The Company will not make expenditures for fixed and other non-current assets in excess of the amounts budgeted therefor in the applicable Annual Budget. The Company will not make expenditures for Operation and Maintenance Costs in any Quarter which exceed by 15% the amount budgeted for any item of expenditure in the Annual Budget or by 10% the amount budgeted for total expenditures in the Annual Budget.

     Section 6.15. Approvals. The Company will not permit any commissioning, performance, or acceptance tests or final inspection (as such final inspection is referred to in Section 10.10 of the EPC Contract) to be conducted except after twenty-one (21) days prior notice thereof to the Independent Engineer and the Lenders (with an additional seven (7) days notice of the actual day of the test) and provided such test occurs in the fourth or fifth week following the first notice to the Independent Engineer and the Lenders, and will not approve or adopt the Facility Procedures Manual, Performance Testing Procedures, Performance Test Guidelines, the HSE Plan, the Operations and Maintenance Plan or the detailed operating manuals for the Project unless and until the Independent Engineer shall have recommended approval thereof to the Lenders, and the Lenders have given approval of such document. The Company will not issue, or permit any party to issue, the Final Acceptance Certificate under the EPC Contract except with the prior approval of the Independent Engineer and the Lenders. Within ten (10) days following a final inspection of the Facility (as such final inspection is referred to in Section 10.10 of the EPC Contract and which final inspection shall be attended by the Independent Engineer and by the Lenders if the Lenders so wish), the Lenders and the Independent Engineer shall notify the Company in writing whether the Final Acceptance Certificate should be issued to the EPC Contractor. If at the end of the 10-day period: (i) the Lenders and the Independent Engineer do not notify the Company as to whether the Final Acceptance Certificate should be issued, or
(ii) either the Lenders or the Independent Engineer do not notify the Company as to whether the Final Acceptance Certificate should be issued and the other party (i.e., the Independent Engineer or the Lenders, as the case may be) has accepted in writing the issuance of the Final Acceptance Certificate, then the Lenders and/or the Independent Engineer shall be deemed to have approved the issuance of such Final Acceptance Certificate. It is expressly understood and agreed that by the end of the aforesaid ten (10) day period the Lenders and the Independent Engineer shall have the right to reject the issuance of the Final Acceptance Certificate if the Lenders or the Independent Engineer (as the case may be) determine in good faith that it does not have sufficient information to make a decision and explains in writing what additional information is required.


                           ARTICLE 7.

                       EVENTS OF DEFAULT

     Section 7.1. Events of Default. It is an Event of Default if:

     (a) Payments. The Company shall (i) default in the payment when due of any principal of any of the Loans or (ii) default in the payment when due of any interest, fees or other amounts in respect of any of the Loans or under any Loan Document and such default shall continue for at least five (5) days or (iii) default in the payment required under the Hedging Documents and such default shall continue after any grace period provided therein; or

     (b) Representations, Etc. Any representation, warranty or certification confirmed or made in any Principal Document (other than any Non-Material Agreement) or the Letter of Information by the Company, the Sponsors or any Affiliate of any of them, or in any writing provided by any of them in connection with the execution, delivery or performance of, or in connection with any request for a Disbursement under, the Loan Documents or any other Principal Documents (other than Non-Material Agreements) or for a payment of monies from any account created under the Trust and Retention Agreement or the Nepal Agency and Retention Account (including, without limitation, any certification of an Authorized Officer of the Company set forth in a Payment Requisition, Insurance Proceeds Request, Debt Service and Reserve Deposit Certificate), shall be found to have been incorrect in any material respect when made or deemed to be made and the fact, circumstance or condition that is the subject matter of such representation or warranty is not corrected to conform to such representation or warranty within thirty (30) days after the Company becomes aware thereof; or

     (c) Loan Document Covenants. The Company shall (i) default in the due performance or observance by it of any term, covenant or agreement (other than those referred to in Section 7.1(a) and (b) above and other than the covenants set forth in Sections 5.3 , 5.6 and 5.7(j) of the General Conditions) contained in this Agreement or in any other Loan Document and such default shall remain unremedied for a period of thirty (30) days (or for such shorter period as may be specified in such agreement) or, in the case of a default occurring as a result of the Company's failure to perform or observe any term, covenant or agreement which expressly requires that the Lenders be satisfied with such performance or observance or otherwise exercise their discretion, for a period of thirty (30) days (or for such shorter period as may be specified in such agreement) after notice by the Lenders of any failure by the Company to so perform or observe; or (ii) default in the due performance or observance by it of the covenants set forth in Sections 5.3 and 5.7(j) of the General Conditions; or (iii) default in the due performance or observance by it of the covenants set forth in Section 5.6 hereof and with respect to compliance with inconsequential laws, other than Environmental Laws, such default shall continue for a period of thirty (30) days; or

     (d) Principal Document Covenants. Except with respect to those matters referred to in any other Section of this Article 7, any party (other than the Lenders or their advisors or consultants or the Trustee) shall default in the due performance or observance by it of any covenant or agreement under a Principal Document (other than a Third Party Agreement and other than a Non-Material Agreement) and such default shall remain unremedied for a period of thirty (30) days after the Company becomes aware thereof (or for such shorter period of cure as may be specified in such Principal Document); or

     (e) Third Party Agreement Covenants. Except with respect to those matters referred to in Sections 7.1(f), (g) and (h) of the General Conditions, any party shall default in the due performance or observance by it of any material term, covenant or agreement under a Third Party Agreement (other than Non-Material Agreements) and such default shall remain unremedied for a period of thirty (30) days after the Company becomes aware thereof (or for such shorter period of cure as may be allowed in such Third Party Agreement); provided, however, that if the Company is diligently pursuing a cure of such default, the Company shall have an additional thirty (30) days to obtain a cure of such default if such additional period is reasonably required to obtain a cure of such default and such additional thirty (30) days would not extend the cure period for a longer period than is allowed in such Third Party Agreement; or

     (f)  NEA Default.

                    (i)  NEA shall default in any payment
               obligation under the PPA (and HMGN shall not have honored a demand under the Project Agreement in respect thereof within the period specified in the Project Agreement) beyond any period of grace provided therein; or

                    (ii) NEA shall default in any material
               respect in the due performance or observance by it of any other term, covenant or agreement contained in the PPA (and HMGN shall not have honored a demand under the Project Agreement in respect thereof within the period specified in the Project Agreement), and such default shall remain unremedied for a period of thirty (30) days (or for such shorter period of cure as may be specified in the PPA); or

                    (iii) The Lenders shall not have received the NEA Letter of Credit from a bank satisfactory to the Lenders on the first Unit Delivery Date (as such term is defined in the PPA) or, in the event the financial condition of the bank issuing the NEA Letter of Credit falls below a level satisfactory to the Lenders, the Company shall not have delivered within thirty (30) days thereafter a replacement letter of credit from a bank reasonably satisfactory to the Lenders and in form and substance satisfactory to the Lenders; or

                    (iv) At any time prior to the payment in full
               of all Obligations of the Company under this Agreement, the NEA Letter of Credit shall not be renewed or reinstated in the required amount before the expiration date thereof.

     (g)  HMGN Default; Exercise of Obligations.

                    (i)  HMGN shall default in the due
               performance or observance of its obligations under
               Article 5 of the Project Agreement; or

                    (ii) HMGN shall fail to perform any of its
               material obligations under the Project Agreement, and such default shall remain uncured or unremedied for a period of ninety (90) days; or

                    (iii)     HMGN shall fail to meet its
               obligation under Article 6 of the Project
               Agreement to purchase the assets of the Company.

     (h) EPC Contract, Operations and Maintenance Agreement and Services Agreements Covenants. Any party to the EPC Contract, the Operations and Maintenance Agreement or the Services Agreements shall default in the due performance or observance of any material term, covenant or agreement contained in such agreements, and such default remains unremedied for a period of thirty (30) days after notice thereof is delivered to the defaulting party (or for such shorter period of cure as may be allowed in the EPC Contract, the Operation and Maintenance Agreement or the Services Agreements, as the case may be); provided, however, that if the Company is diligently pursuing a cure of any such default, the Company shall have an additional thirty (30) days to obtain a cure of such default if such additional period is reasonably required to obtain a cure of such default and such additional thirty (30) days would not extend the cure period for a longer period than is allowed in such Third Party Agreement; or

     (i) Sponsors. (A) Any Sponsor shall fail to deliver, or cause the Company to deliver, to the Trustee stock certificates representing Pledged Shares (marked by the Company to acknowledge the pledge thereof to the Trustee for the benefit of the Lenders), with stock powers executed in blank, within ten (10) Business Days following the acquisition by such Sponsor of such Pledged Shares under the Share Retention and Project Funds Agreement or the Subscription Agreement to which it is a party; or (B) any Sponsor shall default in the due performance or observance of any term, covenant or agreement (except as otherwise provided in clause (i)(A) above) contained in the Share Retention and Project Funds Agreement or the Subscription Agreement to which it is a party, and such failure shall continue for a period of thirty (30) days; or (C) any Equity Letter of Credit shall expire prior to the occurrence of the Project Completion Date under this Agreement and any remaining obligations of the Sponsor Shareholder which has provided such Equity Letter of Credit under its Subscription Agreement shall not be fully secured by cash collateral in favor of the Trustee for the benefit of the Lenders, in form and substance satisfactory to the Lenders; or

     (j)  Indebtedness.

                    (i)  The Company shall (A) default in any
               payment of any Indebtedness (other than the Loans) with an aggregate principal amount of US$250,000 or more, and such default shall continue for a period of thirty (30) days or such shorter period of grace (and any extension of the period of grace granted by the holder of such Indebtedness), if any, provided in the instrument or agreement under which such Indebtedness was created or (B) default (other than in the manner referred to in clause
               (A)) in the observance or performance of any agreement or condition relating to any Indebtedness with an aggregate principal amount of US$250,000 (other than the Loans) or contained in any instrument or agreement evidencing, securing or relating thereto, and such default shall continue for a period of thirty (30) days or such shorter period of grace provided, if any, in the instrument or agreement under which such Indebtedness was created, or any other event shall occur or condition exist the effect of which is to cause any such Indebtedness to be declared or to become due prior to its stated maturity; or

                    (ii) Any Indebtedness of the Company shall be
               declared to be due and payable, or required to be prepaid other than by a regularly scheduled required prepayment, prior to the stated maturity thereof; or

     (k)  Bankruptcy, Etc.

                    (i)  There shall have been entered against
               the Company, any Sponsor, the O&M Operator, or, prior to the later of the date of expiration of the Defects Liability Period or the Project Completion Date, the EPC Contractor or the Owner's Engineer, a decree or order by a court adjudging the Company, any Sponsor, the O&M Operator, or, prior to the later of the date of expiration of the Defects Liability Period or the Project Completion Date, the EPC Contractor or the Owner's Engineer, bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company, any Sponsor, the O&M Operator, or, prior to the later of the date of expiration of the Defects Liability Period or the Project Completion Date, the EPC Contractor or the Owner's Engineer, under any applicable law; or appointing a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Company, any Sponsor, the O&M Operator, or, prior to the later of the date of expiration of the Defects Liability Period or the Project Completion Date, the EPC Contractor or the Owner's Engineer, or of any substantial part of its property or other assets, or ordering the winding up or liquidation of its affairs; or any other event shall have occurred which under any applicable law would have an effect analogous to any of those events listed above in this Section with respect to the Company, any Sponsor, the O&M Operator, or, prior to the later of the date of expiration of the Defects Liability Period or the Project Completion Date, the EPC Contractor or the Owner's Engineer (all such actions being defined in this Agreement as an "Involuntary Bankruptcy"), and such Involuntary Bankruptcy shall not have been discharged within thirty (30) days of institution; or

                    (ii) There shall have been instituted by the
               Company, any Sponsor, the O&M Operator, or, prior to the later of the date of expiration of the Defects Liability Period or the Project Completion Date, the EPC Contractor or the Owner's Engineer, proceedings to be adjudicated bankrupt or insolvent, or the consent by it to the institution of bankruptcy or insolvency proceedings against it; or the filing by it of a petition or answer or consent seeking reorganization or debt relief under any applicable law; or the consent by it to the filing of such a petition or to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Company, any Sponsor, the O&M Operator, or, prior to the later of the date of expiration of the Defects Liability Period or the Project Completion Date, the EPC Contractor or the Owner's Engineer, or of any substantial part of its property; or the making by it of an assignment for the benefit of creditors; or the admission by it in writing of its inability to pay its debts generally as they become due; or any other event shall have occurred which under any applicable law would have an effect analogous to any of those events listed above in this Section with respect to the Company, any Sponsor, the O&M Operator, or, prior to the later of the date of expiration of the Defects Liability Period or the Project Completion Date, the EPC Contractor or the Owner's Engineer; or any corporate or other action is taken by the Company, any Sponsor, the O&M Operator, or, prior to the later of the date of expiration of the Defects Liability Period or the Project Completion Date, the EPC Contractor or the Owner's Engineer, for the purpose of effecting any of the foregoing.

     (l)  Security Documents, Project Events.

                    (i)  Any Security Document which creates, or
               purports to create, a Lien on the Collateral or any portion thereof shall fail to provide, or cease to be effective to grant, to the Lenders or the Trustee, as applicable, a Lien on such Collateral superior to all other Liens, any such Lien shall cease to be perfected (except as otherwise specifically approved in writing by the Lenders), or any Security Document shall cease to be in full force and effect or shall not be reinstated or renewed as required hereunder or under any other applicable Principal Document, or the validity thereof or the applicability thereof to the Loans or the other Obligations or any part thereof shall be disaffirmed by or on behalf of the Company or a party thereto, or any party to a Security Document (other than the Lenders or the Trustee) shall fail to perform or observe, or cause to be performed or observed, any covenant, term or agreement contained in any Security Document; or

                    (ii) Without limiting the other provisions of
               this Article 7, any Principal Document (other than any Non-Material Agreement) shall cease to be valid and binding or in full force and effect (except upon expiration of its stated term if not required to be reinstated or renewed under any other applicable Principal Documents) or shall be declared to be null and void and such Principal Document shall not have been replaced (with a document containing only the same parties and only the same terms, conditions and other provisions of the document being replaced) or reinstated or novated to the satisfaction of the Lenders within thirty (30) days from the date such Principal Document ceased to be valid or binding or in full force and effect or declared null and void; or

                    (iii)     Any Principal Document shall be
               assigned or amended, except to the extent expressly permitted under this Agreement, without the written consent of the Lenders; or

                    (iv) Without limiting the other provisions of
               this Article 7, any material Governmental Approval other than the Project Licenses (including, without limitation any Remittance and Repatriation Approval) required in connection with the Loans, this Agreement, any other Principal Document or the Project shall not be obtained or shall be rejected or denied or shall expire without being renewed in a timely manner or shall be revoked, suspended, held invalid or limited in effect and such Governmental Approval shall not be obtained or renewed within thirty (30) days from the date it was necessary or expired, as the case may be, or any Project License shall be rejected, or revoked, suspended, held invalid or limited in effect, except (as to any event described in this clause (d)) to the extent constituting a Special Buyout Event; or

                    (v)  The Company shall cease to have the
               right to possess and use the Site (other than an immaterial portion thereof); or

                    (vi) Without limiting the other provisions of
               this Article 7, a Special Buyout Event shall occur and the Company shall fail to pay in full all of the Obligations on or before the Purchase Date; or, except to the extent any such action constitutes a Special Buyout Event, HMGN or any other Governmental Authority shall take any action to dissolve or disestablish the Company, or shall take any action that prevents the Company from operating the Project or prevents the Company or any other party from performing its obligations under any of the Principal Documents (provided that, if any such action of HMGN or any other Governmental Authority was not taken in response to an act or omission of the Company, such action shall not constitute an Event of Default until such action or the effects thereof on the Company or other party shall continue for thirty (30)
               days); or

                    (vii)     the Company or the Sponsors (in
               their capacities as Sponsors) shall abandon the Project or shall fail to construct, operate or maintain the Project in accordance with the Principal Documents; or

                    (viii)    the Company shall fail to maintain
               any insurance policies required under Section 5.3 of, or Schedule 3.1(f)(i) to, the General
               Conditions; or

                    (ix) the Commercial Operation Date shall not
               have occurred by the date which is six months after the Required Commercial Operation Date (as defined in, and as extended in accordance with the terms of, the PPA), or the Project Completion Date shall not have occurred by the date which is twelve (12) months after the Commercial Operation Date; or the Project shall not have achieved at least 36MW nominal net capacity by the Commercial Operation Date; or

     (m) Material Adverse Change. One or more events, conditions or circumstances shall exist or shall have occurred which, alone or taken together, constitutes a Material Adverse
Change and such Material Adverse Change is not cured within thirty (30) days after its occurrence; or

     (n) Debt Service Coverage Ratio. The Company shall fail to maintain a projected Debt Service Coverage Ratio (calculated on the basis of assumptions developed by the Company and approved by the Lenders) of at least 1.0:1.0 for each 12-month period (or portion thereof) prior to the last scheduled Payment Date, and within the first thirty (30) day period following such failure the Company shall fail to deliver a plan reasonably satisfactory to the Lenders designed to achieve a projected Debt Service Coverage Ratio (calculated on such basis) of at least 1.0:1.0 or within the second thirty (30) day period following such failure the Company shall fail to implement such plan and achieve a projected Debt Service Coverage Ratio of at least 1.0:1.0; or

     (o) Share Retention. The Sponsors cease to hold the legal and beneficial title to Shares in the percentages required by
Article 2 of the Share Retention and Project Funds Agreement; or

     (p) Judgments. Any final judgment or judgments for the payment of money in an aggregate amount in excess of one hundred thousand Dollars ($100,000) or its equivalent in another currency are rendered against the Company, and such judgment or judgments are not satisfied or discharged within thirty (30) days of entry or, provided that the Company has posted such bonds and other security as are satisfactory to the Lenders, after all appeal rights with respect to such judgment or judgments have been exhausted.

     Section 7.2. Acceleration on Default. Upon the occurrence of an Event of Default, and at any time thereafter, if such Event of Default is continuing, (i) either Lender shall have the right, by notice to the Company and independent of any action by the other Lender or any other Person, to (x) declare all outstanding principal of, and all accrued interest and other fees and charges on, its Loans, together with all other Obligations, to be immediately due and payable, whereupon the same shall become due and payable forthwith and (y) terminate its Commitment to make its Loans to the Company, and (ii) each of the Lenders and the Trustee shall have such other rights with respect to the occurrence of an Event of Default as are provided in the Loan Documents or as are available to them at law or in equity. If an Event of Default specified in Section 7.1(k)(ii) of the General Conditions shall have occurred with respect to the Company,
(i) the outstanding principal of, and all accrued interest and other fees and charges on the Loans (together with all other Obligations) shall thereupon become immediately due and payable (anything in this Agreement to the contrary notwithstanding) without any presentment, demand, protest or notice of any kind, all of which are hereby expressly waived by the Company, and (ii) the Commitment of the Lenders to make the Loans to the Company shall terminate immediately (anything in this Agreement to the contrary notwithstanding) without any presentment, demand, protest or notice of any kind, all of which are hereby expressly waived by the Company, and (iii) each of the Lenders and the Trustee shall have such other rights with respect to the occurrence of such Event of Default as are provided in the Loan Documents or as are available to them at law or in equity.

     Section 7.3.   Right to Cure.  Notwithstanding anything in
Article 7 of the General Conditions, each of the Lenders reserves the right to cure any default by the Company under any of the Principal Documents.


                           ARTICLE 8.

                         MISCELLANEOUS

     Section 8.1.   Payment of Fees and Expenses.

     (a) The Company shall, whether or not the transactions herein contemplated are consummated, pay (i) the fees and expenses of each of the Lenders' counsel (as evidenced by invoices) in connection with (A) the preparation, review, execution, and, where appropriate, registration, delivery and translation of this Agreement, the Security (and any renewal or extension thereof), each Principal Document and any other documents related to this Agreement, (B) the administration by the Lenders of the Loans and by IFC of the IFC Subscription provided for in this Agreement, (C) the giving of any legal opinion required by the Lenders under this Agreement and/or any Principal Document, (D) any amendment or modification to, preservation of rights under, or waiver in connection with, or waiver under, this Agreement, the Security or any Principal Document, (E) the registration (where appropriate) and the delivery of the evidences of indebtedness and other obligations relating to the Loans, the IFC Subscription and the disbursements thereof, (F) the exercise by either of the Lenders of its rights or powers consequent upon or arising out of the occurrence of any Event of Default or Default, and (G) matters pertaining to the Lenders' rights under any Principal Document; (ii) the fees and expenses of any consultant or advisor to the Lenders or the Trustee, including, without limitation, the Independent Engineer and the Insurance Consultant, provided that all such fees and expenses shall be evidenced by invoices and other supporting documentation; and (iii) any costs or expenses incurred by the Lenders in enforcing any provision of this Agreement or any other Principal Document.

     (b) The Company shall, whether or not the transactions herein contemplated are consummated, (i) pay and hold each of the Lenders and the Trustee harmless from and against any and all present and future stamp and other similar Taxes with respect to the transactions contemplated hereby and save the Lenders and the Trustee harmless from and against any and all liabilities with respect to or resulting from any delay or omission to pay such Taxes; and (ii) indemnify the Trustee and each of the Lenders and each of their respective officers, directors, employees, representatives, attorneys and agents from and hold each of them harmless against any and all liabilities (including removal and remedial actions), obligations, losses, damages, penalties, claims, actions, judgments, suits, costs, expenses and disbursements (including attorneys' and consultants' fees and disbursements) (each a "Loss") incurred by any of them as a result of, or arising out of, or in any way related to, or by reason of, any investigation, litigation or other proceeding (whether or not the Trustee or either of the Lenders is a party thereto) related to the entering into and/or performance of this Agreement or any other Principal Document or the use of the proceeds of the Loans or the consummation of any transactions contemplated herein or in any other Principal Document, including, without limitation, the fees and disbursements of counsel selected by such indemnified party incurred in connection with any such investigation, litigation or other proceeding, or in connection with enforcing the provisions of this Section 8.1 (but excluding any such Losses to the extent that a court or arbitral tribunal with jurisdiction over the subject matter of the Loss renders a final determination that such Loss was based solely on the gross negligence or willful misconduct of the Person to be indemnified or of its officers, directors, employees, representatives, attorneys or agents, as the case may be, as determined by a court of competent jurisdiction).

     (c) Without limitation to the provisions of paragraph (b) above, the Company agrees to defend, protect, indemnify and hold harmless each of the Lenders and the Trustee and each of their respective officers, directors, employees, representatives, attorneys and agents from and hold each of them harmless against any and all Losses imposed on or asserted against any such Persons directly or indirectly based on, or arising or resulting from, (i) the actual or alleged presence of Hazardous Materials on, under or at the Project or the Site, (ii) any environmental claim relating to the Company or the Project or arising out of the use of the Project or the Site, or (iii) the exercise of the Trustee's or the Lenders' rights under any of the provisions of this Agreement or the other Loan Documents, regardless of when any such matters arise, but excluding any matter to the extent that a court or arbitral tribunal with jurisdiction over the subject matter of the Loss renders a final determination that such Loss was based solely on the gross negligence or willful misconduct of the Trustee or either of the Lenders or of their respective officers, directors, employees, representatives, attorneys or agents, as the case may be.

     (d) All sums paid and costs incurred by either of the Lenders with respect to any matter indemnified hereunder shall bear interest at the default rate applicable to the Loans from the date which is fifteen (15) days after such Lender requests reimbursement thereof from the Company, and all such sums and costs shall be Obligations secured by the Security Documents until so reimbursed.

     (e) Nothing contained in Sections 8.1(b) or (c) above shall vest in the Company any right or power to control the defense of any Person indemnified by the Company thereunder. The Company also agrees not to assert, on any theory of liability, any claim against any Person indemnified by the Company under Sections 8.1(b) or (c) above for special, indirect, consequential, or punitive damages arising out of or otherwise relating to this Agreement, or to any of the transactions contemplated in this Agreement or the actual or proposed use of proceeds of the Loans.

     Section 8.2. Right of Setoff. In addition to any rights now or hereafter granted under applicable law or otherwise, and not by way of limitation of any such rights, upon the occurrence of an Event of Default, each of the Trustee and each of the Lenders is hereby authorized at any time or from time to time, without presentment, demand, protest or other notice of any kind to the Company or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and apply any and all deposits (general or special) and any other Indebtedness at any time held or owing by each of the Lenders (including without limitation by any branches and agencies of the Lenders wherever located) to or for the credit or the account of the Company against and on account of the Obligations and the liabilities of the Company to each of the Lenders or the Trustee under this Agreement or under any other Loan Document, and all other claims of any nature or description arising out of or connected with this Agreement or any other Loan Document, irrespective of whether either of the Lenders or the Trustee shall have made any demand with respect thereto.

     Section 8.3. Notices. All notices, demands, requests and other communications provided for hereunder shall be in writing and shall be deemed to have been given (a) when presented personally, (b) when sent by overnight courier service, on the Business Day following the date of delivery to such courier service, or such later day as demonstrated by a bona fide receipt therefor, or (c) when transmitted by facsimile, upon acknowledgment of receipt by the recipient. Any party may designate from time to time by written notice to the other parties another address to which notices are to be sent.

     For Bhote Koshi Power Company Private Limited:

     Address:       c/o Panda Energy International, Inc.
                    4100 Spring Valley Road
                    Suite 1001
                    Dallas, Texas 75244
     Attention:     General Counsel
     Facsimile:     (972) 980 6815


     For IFC:

     Address:       International Finance Corporation
                    2121 Pennsylvania Avenue, N.W.
                    Washington, D.C. 20433
     Attention:     Director, Power Department
     Facsimile:     (202) 974-4307


     For DEG:

     Address:       DEG-Deutsche Investitions-und
                    Entwicklungsgesellschaft mbH
                    Belvederestrasse 40
                    D-50933
                    Koeln (Mungersdorf)
                    Federal Republic of Germany
     Attention:     Infrastructure Department
     Facsimile:     011 49 221 4986 107


     For the Trustee:

     Address:       Wilmington Trust Company
                    Rodney Square North
                    1100 North Market Street
                    Wilmington, Delaware  19890-001
     Attention:     Corporate Trust Administration
     Facsimile:     (302) 651-8882


     For the Insurance Consultant:

     Address:       INDECS, Ltd.
                    Paxton  House
                    30 Artillery Lane
                    London E1 7L5
                    England
     Attention:     Mike Peachey
     Facsimile:     (44) 171 247 8223


     For the Independent Engineer:

     Address:       Stone & Webster Engineering Corporation
                    7677 East Berry Avenue
                    Englewood, Colorado 80111-2137
     Attention:     Jonathan S. Field
     Facsimile:     (303) 741-7599

     Section 8.4. Successors or Assigns. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto; provided, however, that the Company may not assign or transfer any of its rights or obligations hereunder without the prior written consent of the Lenders. Each of the Lenders may transfer, assign or grant its rights hereunder in connection with an assignment or transfer of all or any part of its interest in its Commitment or the IFC Loans or the DEG Loan, as the case may be. IFC and/or DEG, as the case may be, will give the Company prompt notice after the occurrence of any such transfer, assignment or grant.

     Section 8.5. Remedies Cumulative. The rights, powers and remedies herein or provided in any other Loan Document are cumulative and not exclusive of any rights, powers or remedies which the Trustee or either of the Lenders would otherwise have. No notice to or demand on the Company in any case shall entitle the Company to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Trustee or either of the Lenders to any other or further action in any circumstances without notice or demand.

     Section 8.6.   Severability.  Any provision of this
Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability but that shall not invalidate the remaining provisions of this Agreement or affect such provision in any other jurisdiction.

     Section 8.7. Documents. All documents to be furnished or communications to be given or made under this Agreement shall be in the English language or, if in another language, shall be accompanied by a translation into English certified by a representative of the Company, which translation shall be the governing version between the Company and the Lenders and the Trustee.

     Section 8.8. Calculations, Computations. All financial calculations to be made under, or for the purpose of, the Investment Agreement shall be determined in accordance with U.S. GAAP, applied on a consistent basis and, except as otherwise required to conform to the definitions contained in Schedule A to the General Conditions or any other provision of the Investment Agreement, shall be calculated from the then most recently issued quarterly financial statements which the Company is obligated to furnish to the Lenders from time to time, as provided hereunder; provided, however, that (a) if the relevant quarterly financial statements should be in respect of the last quarter of a Fiscal Year then, at the option of the Lenders, such calculations may instead be made from the audited financial statements for the relevant Fiscal Year, and (b) if there should occur any material adverse change in the financial condition or results of operations of the Company after the end of the period covered by the relevant financial statements, then such material adverse change shall also be taken into account in calculating the relevant figures.

     Section 8.9.  Governing Law; Submission to Jurisdiction; Venue.

     (a) This Agreement is a contract made under the laws of the State of New York of the United States and shall for all purposes be governed by and construed in accordance with the laws of such State without regard to the conflicts of laws provisions thereof (other than Sections 5-1401 and 5-1402 of the General Obligations Law of the State of New York). Any legal action or proceeding against the Company with respect to this Agreement or any other Loan Document may be brought in the courts of the State of New York in the County of New York or of the United States for the Southern District of New York and, by execution and delivery of this Agreement, the Company hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. The Company agrees that a judgment in any such action or proceeding shall be conclusive and binding upon the Company, and may be enforced in any other jurisdiction, including without limitation Nepal, by a suit upon such judgment, a certified copy of which shall be conclusive evidence of the judgment. The Company hereby irrevocably designates, appoints and empowers CT Corporation System, with offices on the date hereof at 1633 Broadway, New York, New York 10019, as its designee, appointee and agent to receive, accept and acknowledge for and on its behalf, and in respect of its property, service of any and all legal process, summons, notices and documents which may be served in any such action or proceeding. If for any reason such designee, appointee and agent shall cease to be available to act as such, the Company agrees to designate a new designee, appointee and agent in New York City on the terms and for the purposes of this provision satisfactory to the Lenders. The Company further irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to the Company, at its address set forth in
Section 8.3 of the General Conditions, such service to become effective ten (10) days after such mailing. Nothing herein shall affect the right of the Trustee or the Lenders to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against the Company in Nepal or in any other jurisdiction.

     (b) The Company hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Agreement or any other Loan Document brought in the courts referred to in clause (a) above and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.

     Section 8.10. Execution in Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

     Section 8.11.  Headings.  The headings of the several
Articles, Sections and sub-sections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

     Section 8.12. Amendments. Neither this Agreement nor any of the terms hereof may be changed, waived, discharged or terminated unless such change, waiver, discharge or termination is in writing and signed by all of the parties hereto, and to the extent any amendments to any of the financial terms contained herein would have a material adverse impact on the Ministry of Industries, approved by the Ministry of Industries.

     Section 8.13. Survival. All indemnities set forth herein including, without limitation, in Sections 5.9 and 8.1 of the General Conditions, shall survive the making and repayment of the Loans.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be signed in their respective names as of the date first written above.


                        BHOTE KOSHI POWER COMPANY PRIVATE LIMITED



                         By:
                              Authorized Representative1



                        INTERNATIONAL FINANCE CORPORATION




                         By:
                              Authorized Representative



                         DEG-DEUTSCHE INVESTITIONS-und
                         ENTWICKLUNGSGESELLSCHAFT mbH,




                         By:
                             Authorized Representative



                       SCHEDULE 3.1(c)
               "IN-PRINCIPLE" COMMITMENT LETTERS

                         See Attached.




                                     SCHEDULE 3.1(e)
                                    TITLE TO THE SITE

                                          Part I

Details of Land owned by Bhote Koshi Power Company Private Limited

Location of Land:

Zone: Bagmati, District: Sindhupalchowk, V.D.C.: Phulphingkatti

   Land      S.No.    Ward      Plot   Area        Date of issue of
Ownership              No.      No.    Ropani      Land Ownership
Certificate                                          Certificate


                                                   Nepali Date
                                                   Gregorian Date
    1          1        1       411    2-3-2-1     2053-6-11         1996-09-27
    "          2        1       413    1-14-3-1    2053-6-11         1996-09-27
    "          3        1       499    4-1-1-0     2053-6-11         1996-09-27
    "          4        1       500    20-0-0-0    2053-6-11         1996-09-27
    "          5        1       462    3-9-1-1     2053-6-28         1996-10-14
    "          6        1       465    0-5-0-3     2053-6-28         1996-10-14
    "          7        1       433    1-5-1-0     2053-9-04         1997-12-19
    "          8        2       217    1-9-3-1     2053-10-17        1997-01-30
    "          9        2       215    3-5-1-3     2053-10-17        1997-01-30
    "         10        2        11    12-8-2-2    2053-10-17        1997-01-30
    "         11        2        4     7-7-0-3     2053-10-17        1997-01-30
    "         12        2        13    13-4-0-0    2053-10-17        1997-01-30
    "         13        2        1     4-8-2-2     2053-10-17        1997-01-30
    "         14        1       490    0-12-2-3    2053-10-17        1997-01-30
    "         15        1       489    0-12-2-1    2053-10-17        1997-01-30
    "         16        1       263    3-0-1-3     2053-10-17        1997-01-30
    "         17        1       262    3-8-2-2     2053-11-9         1997-02-20
    "         18        1       468    6-0-0-0     2053-11-9         1997-02-20
    "         19        2        6     1-6-1-1     2054-2-30         1997-06-12
    "         20        2        5     1-9-2-0     2054-2-30         1997-06-12
    "         21        2       216    1-4-3-1     2054-2-30         1997-06-12
    2          1        1       443    0-8-0-0     2053-6-11         1996-09-27
    "          2        1       474    0-2-1-3     2053-6-11         1996-09-27
    "          3        1       428    1-9-0-3     2053-6-11         1996-09-27
    "          4        1       429    0-9-3-3     2053-6-11         1996-09-27
    "          5        1       444    9-12-0-2    2053-6-11         1996-09-27
    "          6        1       438    0-3-1-1     2053-6-11         1996-09-27
    "          7        1       459    0-2-0-0     2053-6-11         1996-09-27
    "          8        1       423    0-8-0-3     2053-6-11         1996-09-27
    "          9        1       432    0-13-2-0    2053-6-11         1996-09-27
    "         10        1       441    2-6-1-2     2053-6-11         1996-09-27
    "         11        1       426    0-3-0-0     2053-6-11         1996-09-27
    "         12        1       412    12-3-1-1    2053-6-11         1996-09-27
    "         13        1       415    3-0-1-3     2053-6-11         1996-09-27
    "         14        1       417    2-6-1-2     2053-6-11         1996-09-27
    "         15        1       430    0-6-2-2     2053-6-11         1996-09-27
    "         16        1       448    0-1-2-1     2053-6-11         1996-09-27
    "         17        1       461    0-1-2-0     2053-6-11         1996-09-27
    "         18        1       447    0-1-2-1     2053-6-11         1996-09-27
    "         19        1       427    0-9-3-3     2053-6-11         1996-09-27
    "         20        1       425    0-3-0-0     2053-6-11         1996-09-27
    "         21        4       357    1-3-2-3     2053-6-11         1996-09-27
              22        1       422    1-6-2-2     2053-6-11         1996-09-27
    3          1        1       419    1-2-2-3     2054-3-18         1997-07-02
    "          2        1       418    1-10-3-0    2054-3-18         1997-07-02
    "          2        4       358    0-9-1-3     2054-8-20         1997-12-05
    "          3        1       420    4-12-0-2    2054-3-18         1997-07-02
    "          4        1       502    18-2-3-3    2054-3-18         1997-07-02
    "          5        1       504    9-5-3-3     2054-3-18         1997-07-02
    "          6        1       463    0-1-0-0     2054-7-26         1997-11-11
    4          1        1       464    0-3-0-0     2054-2-30         1997-06-12
    "          2        1       501    1-0-0-0     2054-2-30         1997-06-12
    "          3        1       503    4-14-0-0    2054-2-30         1997-06-12

                     Total -     53    175-2-2-1


Description of Leasehold Interests of Bhote Koshi Power Company Private Limited

A.   Leasehold interests pursuant to HMGN Lease

Serial    Location of land  Government  Plot     Area in  Purpose       Term of
No.       to be Leased      Measurement  No.      Ropani                 Lease
                            Map Nos.           (Hectare)*

1         Surge Tank and    157-0396    1        105-0-0- Surge Shaft   40 yrs.
          Powerhouse Area                        0        Peknstock
          Sindhupalchowk                         (5.25)   Construction
          district,
          Phulpingkatti
          VDC Ward No. 1,
          Forest land with
          bushes and
          grass.
2         Surge Tank and    157-0396    410      2-2-3-0  Slope         40 yrs.
          Powerhouse Area                        (0.13)   Protection
          Sindhupalchowk
          district,
          Phulpingkatti
          VDC Ward No. 1,
          Forest land with
          bushes and
          grass.
3         Surge Tank and    157-0396    "A" in   16-0-0-  Powerhouse    40 yrs.
          Powerhouse Area               Project  0        slope
          Sindhupalchowk                map, no  (0.80)   protection
          district,                     num. on
          Phulpingkatti                 govt
          VDC Ward No. 1,               map
          HMGN, riverbed
4         Surge Tank and    157-0396    359      11-0-0-  Powerhouse    40 yrs.
          Powerhouse Area                        0        access &
          Sindhupalchowk                         (0.55)   construction
          district,                                       use
          Phulpingkatti
          VDC Ward No. 1,
          HMGN, barren
          land
5         Surge Tank and    157-0396    421      0-9-1-3  Operators     40 yrs.
          Powerhouse Area                        (0.03)   village &
          Sindhupalchowk                                  construction
          district,
          Phulpingkatti
          VDC Ward No. 1,
          HMGN, gully
6         Khokundol Area    Government  272      71-0-0-  Spoil and     3 yrs.
          Sindhupalchowk    map number           0        borrow area,
          district,         yet to be            (3.55)   construction
          Phulpingkatti     identified                    material
          VDC Ward No. 1,   .                             storage
          HMGN, riverbed &
          barren land
7         Headworks Area    157-0317    14       56-0-0-  Dam,          40 yrs.
          Sindhupalchowk                         0        spillway,
          district,                              (2.80)   desander, &
          Phulpingkatti                                   construction
          VDC Ward No. 2,
          Forest land,
          with grass &
          bushes
8         Headworks Area    157-0317    14       10-0-0-  Access to     3 yrs.
          Sindhupalchowk                         0 (0.5)  head works &
          district,                                       spoils area
          Phulpingkatti
          VDC Ward No. 2,
          Forest land
          along riverbed
          with bushes
9         Headworks Area    157-0317    12       3-13-3-  Access &      3 yrs.
          Sindhupalchowk                         3        spoils area
          district,                              (0.2)
          Phulpingkatti
          VDC Ward No. 2,
          HMGN land
10        Headworks Area    157-0278    113      23-0-0-  Dam           40 yrs.
          Sindhupalchowk                         0        construction
          district,                              (1.15)
          Tatopani VDC
          Ward No. 4,
          HMGN, barren
          land
11        Headworks Area    157-0278    113      37-0-0-  Construction  3 yrs.
          Sindhupalchowk                         0        Camp Site
          district,                              (1.85)
          Tatopani VDC
          Ward No. 4,
          HMGN, barren
          land

*Area in hectares is approximate



Total Land Required

     a)  HMGN land for 40 years    =  50-9-1-3 Ropani (2.53 Hectares)

     b)  HMGN land for 40 years    = 163-2-3-0 Ropani (8.16 Hectares)

                         SubTotal  = 213-12-0-3 Ropani (10.69 Hecatres)

     c)  HMGN land for 3 years     = 111-13-3-3 Ropani (5.59 Hectares)

     d)  Forest land for 3 years   =   10-0-0-0 Ropani (0.50 Hectares)

                         SubTotal  = 121-13-3-3 Ropani (6.09 Hecatres)


     TOTAL land to be leased       = 335-10-0-2 Ropani (16.78 Hectares)

B.  Leasehold interests pursuant to Land Leases other than the HMGN Leases




                         See Attached.
                        SCHEDULE 3.1(e)
                       TITLE TO THE SITE
                            Part II

1. Property at the cutoff wall, right bank to be purchased or leased by January 30, 1998. Such property to include any or all of plots No. 107, part of No. 111 and/or part of No. 112 as shown on the Land Inventory Map dated July 1997.

2. Right-of-way and tower pad locations at the end of the transmission line at the point where the Company line will tie in with the NEA substation. To be determined and purchased by March
30, 1998.


                       SCHEDULE 3.1(f)(i)
                 MINIMUM INSURANCE REQUIREMENTS

     The Company shall effect and maintain (or procure that the EPC Contractor and the O&M Operator, as applicable, shall effect and maintain) the following insurance covers at all applicable times under forms and policies and with insurers and reinsurers acceptable to the Lenders in the following terms:


A. COMPANY'S INSURANCE DURING THE CONSTRUCTION PERIOD



   1. MARINE AND TRANSIT INSURANCE:

                   Cover: All materials, equipment, machinery, spares and other items for incorporation in the Facility against all risks of physical loss or damage while in transit by sea, air or land portion of the journey from country of origin anywhere in the world to the Site in Nepal, or vice versa, from the time of the insured items leaving warehouse or factory for shipment to the Site in Nepal,


"Subject to;-


Institute Cargo Clauses (A) 1.1.82

Institute War Clauses (Cargo) 1.1.82

Institute Strikes Clauses (Cargo) 1.1.82

Institute War Clauses (sendings by Post) 1.1.82

Institute Cargo Clause (Air) (excl. sendings by Post) 1.1.82

Institute War Clauses (air Cargo) (excl. sendings by Post) 1.1.82)

Institute Strikes Clauses (Air Cargo) 1.1.82 or equivalent.


The MAR Form is deemed incorporated to the
                   extent that any of the above clauses apply.

          Sum
                                  Insured        :    An amount
                   equal to the replacement value of any
                   property being shipped.

                                  Deductible     :    Generally
                   nil (but some property may attract a small deductible).

                                  Insured        :    The
                   Company, the EPC Contractors and suppliers to the Company and suppliers to the EPC
                   Contractors, each of the Lenders and the Trustee.

   2. MARINE DELAY IN START-UP:

                                  Cover               :
                   Standing charges following delay in start of commercial operation of the Facility as a direct result of physical loss or damage covered under the Marine and Transit insurance (see Clause I above), application of any deductible thereunder notwithstanding.

       Sum
                                  Insured        :    As a
                   minimum an amount equal to the estimated Debt
                   Service and fixed expenses during the
                   Indemnity Period.

       Indemnity
                                  Period              :    24
                   months from the anticipated delivery date of each Unit or the Project Completion Date, as applicable.

                                  Deductible     :    Not more
                   than 30 days, or such other period as may be agreed by the Lenders and the Insurance
                   Consultant.

                                  Insured        :    The
                   Company, each of the Lenders and the Trustee.

    3. CONSTRUCTION "ALL RISKS":

                                  Cover               :    The
                   contract works executed and in the course of execution, materials and temporary works, while on the Site in Nepal, against "all risks" of physical loss or damage, except as may be excluded in the policy.

          Sum
                                  Insured        :    An amount
                   sufficient to pay claims on a reinstatement basis and not less than US$66,525,000 million or as may be sub-limited therein.

                                  Deductibles:   In respect of
                   any one occurrence, arising during the
                   Construction and Testing Period;


(i)  from Storm, Tempest, Flood,   Not more than US$100,000
     Water Damage, Tsunami,
     Subsidence and Collapse


(ii) from testing/commissioning    Not more than and claims arising during
                                   the Defects Liability Period
     US$100,000


(iii) 10% for each and every loss in respect of GLOF, minimum $100,000 and maximum $500,000


(iv) from any other cause          Not more than $50,000


          Period of
                                  Cover               :    From
                   the Notice to Proceed as defined in the EPC
                   Contract and during the design, engineering, procurement, site preparation, construction, testing and commissioning and start-up and until entry into Commercial Service, plus 24 months warranty period of the EPC Contractor.

                                  Insured        :    The
                   Company, the EPC Contractors and Suppliers to the Company and to the EPC Contractors, each of the Lenders and the Trustee.

                                  General        :    Cover
                   shall include transit within Nepal of locally procured goods and materials.


Claims will be paid in the currency in which
                   the cost is incurred, i.e. pound, US$ or local currency.


The insurers and reinsurers to waive all
                   rights of subrogation against each insured party hereunder.

          Main
                                  Exclusions     :    War and
                   kindred risks, nuclear risks, unexplained shortage, cost of replacing or repairing items which are defective in workmanship, material or design; contractual penalties and consequential losses; cash; vehicles; vessels; aircraft.

    4. ADVANCE LOSS OF PROFITS:

                                  Cover               :
                   Standing charges following delay in start of commercial operations as a direct result of physical loss or damage covered under the Construction "All Risks" policy.

       Sum
                                  Insured        :    As a
                   minimum, an amount equal to the estimated
                   Debt Service and fixed expenses.

       Indemnity
                                  Period              :    24
                   months from the anticipated delivery date of each Unit, the Project Completion date, as applicable.

                                  Insured        :    The
                   Company, each of the Lenders and the Trustee.

                                  Deductible     :    Not more
                   than 60 days.

                                  General        :    Cover to
                   include denial of access; customers and
                   suppliers extensions as applicable.

 5.  THIRD PARTY LIABILITY:

                             Cover                    :    Legal
                   liability to third parties for death or
                   bodily injury or loss or damage to their property arising out of all activities of the insured parties in Nepal, arising in connection with the construction, testing and commissioning and start-up of the Facilities.

     Limit of
                             Indemnity      :    US$30,000,000
                   any one occurrence (in the aggregate in
                   respect of Products Liability and Pollution
                   Risks).

                             Deductibles    :    Not to exceed
                   US$10,000 for each claim for loss or damage to property. None for injury to persons.

                             Insured             :    The
                   Company, the EPC Contractors and Suppliers to the Company and to the EPC Contractors, each of the Lenders and the Trustee.

     Period of
                             Cover                    :    From
                   the Notice to Proceed as defined in the EPC
                   Contract and during the design, engineering, procurement, site preparation, construction, testing and commissioning and start-up and until the Commercial Operation date plus 24 months warranty period of the EPC Contractor.

                             Cover                    :    To
                   include a waiver of the rights of subrogation against each party insured hereunder by the insurers and reinsurers;

worldwide jurisdiction clause;

cross liability clause;

sudden and accidental seepage, pollution and
                   contamination and the costs incurred of
                   cleaning up; non-owned aviation liability.

 6.  MISCELLANEOUS:

    Other insurance as is customary, desirable or necessary to comply with local or other requirements, such as contractual insuring responsibility, workmen compensation and employers' liability insurance in relation to all workmen employed in the construction of the Project and motor vehicle liability insurance for all vehicles owned, hired, leased, used or borrowed for use in Nepal in connection with the Facilities.


B. CONTRACTORS' INSURANCE DURING THE CONSTRUCTION PERIOD:


       1. CONTRACTORS' INSURANCE

          Without limiting the contractor's obligations, responsibilities and liabilities under Article 4 of the EPC Contract the contractor shall effect and maintain at its own expense for the benefit of and in the joint names of the Company, the contractor and sub-contractor and such other persons as the employer may elect, the following insurances (as defined in Article 9 of the EPC Contract);-

            a)    Construction Equipment

                  Insurance against all loss or damage from whatsoever cause arising in respect of Construction Equipment brought onto or destined for the Site for use in the execution of the Works to the full replacement value of such equipment.

            b)    Insurance against Accidents to Work Site

                  Insurance in respect of its liability as defined in the EPC Contract during the whole time that any persons are employed by it on Site in connection with the Works.

            c)    Motor and Marine Insurances

                  The Contractor shall at all material times keep in force the following additional insurances in as far as they may be applicable:-

                                i)        Policies of motor
             insurance in respect of all mechanically propelled vehicles used on public highways or in any circumstances such as to be liable for compulsory motor insurance in accordance with the laws of Nepal.

                                ii)  Marine Policies in respect
             of all floating craft and plant or marine platforms covering loss of or to such items and liability arising out of their use to include not only the hull value thereof but also the cost of removing the same in the event of sinking whether or not the same is declared a total loss and including protection and indemnity and third party liability cover to an amount equal to the hull value and estimated cost of removal in the event of sinking or US$5,000,000 whichever be the greater.

            d)    Indemnity to Company

                  All insurances referred to in this clause as being kept in force by the Contractor shall be endorsed to the effect that the Employer, Company, the Lenders and the Trustee and such other persons as the Company may specify in writing shall be included as named insureds thereon and fully indemnify them in respect of claims that may be made against them arising out of the execution of the works or in connection with the EPC Contract.

               e)        Sub-Contractors Insurance

                  In respect of any Sub-Contractor or in
         respect of the use by a Sub-contractor of Construction Equipment, the Contractor's obligation to insure itself shall be satisfied by the Sub-Contractor having effected such insurance endorsed as required by Article 9 of the EPC Contract but the Contractor shall require such Sub-Contractor to provide to the Company or the Company's representative when required all such policies and receipts for payment of the premium or satisfactory evidence of insurance cover.


C. OPERATIONAL INSURANCE


  1. "ALL RISKS" INSURANCE:

                                  Cover               :    All
                   assets comprising the Facilities, including but not limited to, buildings and their contents, machinery, stock, fixtures, fittings and all other personal property, against "all risks" of physical loss or damage.

       Sum
                                  Insured        :    An amount
                   sufficient to reinstate the property [to be determined nearer the time].

                                  Deductibles:   To be agreed
                   with the Lenders nearer the time.

                                  Insured        :    The
                   Company, each of the Lenders and the Trustee.

                                  General        :    To include
                   a waiver of subrogation in favor of each party insured hereunder from the insurers and the reinsurers.

 2.  BUSINESS INTERRUPTION:

                             Cover                    :    Loss
                   of revenue as a direct consequence of loss of or damage to the Facilities insured under Clause 1 above.

     Sum
                             Insured             :    As a
                   minimum, an amount equal to the estimated
                   Debt Services due and fixed expenses incurred during the Indemnity Period.

     Indemnity
                             Period              :    24 months.

                             Deductibles    :    Not more than
                   30 days, or such other period as may be
                   agreed by the Lenders and the Insurance
                   Consultant.

                             Insured             :    The
                   Company, each of the Lenders and the Trustee.

                             General             :    To include
                   a waiver of subrogation in favor of each party insured hereunder from the insurers and the reinsurers.


Supplier and customer extensions, as
                   appropriate.

 3.  MACHINERY BREAKDOWN:

                             Cover                    :    All
                   machinery, plant, boilers and auxiliary
                   equipment forming part of the Facilities against sudden and unforeseen physical loss or damage resulting from mechanical and electrical breakdown or derangement, explosion or collapse of boilers and pressure vessels, electrical short circuits, vibration, misalignment, excessive current or voltage, abnormal stresses, centrifugal forces, failure of protective or regulating devices, overheating, entry of foreign bodies, and other similar causes.

                             Sum Insured:   To be determined
                   nearer the time but not less than the
                   replacement value of item(s) to be insured.

                             Deductibles    :    To be agreed
                   with the Lenders nearer the time.

                             Insured             :    The
                   Company, each of the Lenders and the Trustee.

                             General             :    To include
                   a waiver of subrogation in favor of each party insured hereunder from the insurers and the reinsurers.

     4. CONSEQUENTIAL LOSS FOLLOWING MACHINERY BREAKDOWN:

                             Cover                    :    Loss
                   of revenue as a direct consequence of loss or damage to the Complex insured under Clause 3 above.

                             Sum Insured :  To be determined
                   nearer the time, but as a minimum, an amount equal to the estimated Debt Service and fixed expenses which will be due during the Indemnity Period.

     Indemnity
                             Period              :    15 months.

                             Deductibles    :    Not more than
                   30 days, or such other period as may be
                   agreed by the Lenders and the Insurance
                   Consultant.

                             Insured             :    The
                   Company, each of the Lenders and the Trustee.

                             General             :    To include
                   a waiver of subrogation in favor of each party insured hereunder from the insurers and the reinsurers.

 5.  THIRD PARTY/PUBLIC LIABILITY:

                             Cover                    :    Legal
                   liability of the Insured parties for death or bodily injury to third parties or loss or damage to their property arising out of the ownership, operation, use or maintenance of the Facilities.

     Limit of
                             Indemnity      :    To be agreed
                   with the Lenders nearer the time but not less than US$30,000,000 each occurrence (in the aggregate in respect of Products Liability and Pollution Risks).

                             Deductibles    :    To be agreed
                   with the Lenders nearer the time.

                             Insured             :    The
                   Company, each of the Lenders and the Trustee.

                             Cover                    :    To
                   include:

a waiver of subrogation in favor of each
                   party insured hereunder from the insurers and the reinsurers;

a cross liability clause;

worldwide jurisdiction clause;

sudden and accidental seepage, pollution and
                   contamination, and the costs incurred of cleaning up.

 6.  MISCELLANEOUS:

     Other insurance which,

          a) is customary or necessary to comply with local or other requirements, such as contractual insuring responsibility, workmen compensation and employers' liability insurances in relation to all workmen employed in the Facilities or in connection with its operation; motor vehicle liability insurance for all vehicles owned, hired, leased, used or borrowed for use in Nepal in connection with the Facilities, and

          b) is considered by the Company to be desirable or prudent, or required by the Lenders after consultation with the Company, such as Directors' and Officers' insurance.

7. GENERAL:

       a) The Company shall notify each of the Lenders of any insurances affected by it in accordance with Clause 6 above.

       b) The Company shall procure that each policy effected by the Company pursuant to this Schedule shall provide;-

            i)         notice of assignment of the policies to
         each of the Lenders and/or Trustee;

            ii)   cut-through clauses where required;

            iii) that policies are not to be canceled, lapsed, suspended or changed in any material respect without prior written notice (at least 30 days) to each of the Lenders and their agreement obtained, or such lesser period as may be specified from time to time in respect of war and kindred perils;

            iv) that the protection which is granted to the Lenders under the policies is not to be invalidated by any act or failure to act on the part of the Company or it's Construction Contractors or subcontractors to the extent that such protection is agreed by the Insurance Consultant as being reasonably available;

            v) that the Lenders are not responsible to the insurers or reinsurers for the payment of insurance premiums or any other obligations of the Company;

            vi) that the Trustee be named sole loss payees in respect of all losses in excess of US$500,000 per occurrence.

    c) Each policy affected pursuant to this Schedule;-

          i)           shall be maintained with such reputable
         insurers and reinsurers as may be approved by the Lenders;

          ii) shall be in such form and substance as is consistent with the obligations of the Company under this Schedule, as may be approved by the Lenders; and

             iii) shall not include any provision for self-insurance, or any self-insurance retention except to the extent of the deductible as are specified in this Schedule.

     d) The Company shall provide to each of the Lenders letters of undertaking from the insurers and their reinsurance brokers which addresses such things as notifying the Lenders in the event that the insurers become aware of any fact which may affect the coverage under the policy and such other undertaking as the Lenders may reasonably require.

     e) This Company shall provide to each of the Lenders such information (including without limitation original policy documents and evidence of premium payment) as may be reasonably required.

     f) If at any time and for any reason any insurance required to be maintained under this Schedule is not in full force and effect then, without prejudice to the rights of the Lenders, the Lenders shall be entitled thereupon, or at any time whilst the same is continuing, to procure such insurance at the expense of the Company.

     g) If the Lenders reasonably consider that, as a result of a material change in the identified risk exposure, any of the terms, conditions, amounts and deductibles of insurances procured pursuant to this Schedule are inadequate or inappropriate, the Lenders may require that the Company procure such amended and/or additional insurances as may be reasonably required to cover such material change.



                        SCHEDULE 3.1(i)
               CERTIFICATE OF AUTHORIZED OFFICER
               OF COMPANY, SPONSOR, O&M OPERATOR,
                      OR OWNER'S ENGINEER


       The undersigned, [________________], HEREBY CERTIFIES that
(s)he is the [______________] of [Company], a [_______________]
company (the "Company"). Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in Schedule A to that certain Investment Agreement General Conditions, dated as of the Closing Date among BHOTE KOSHI POWER COMPANY PRIVATE LIMITED, a private limited liability company organized and existing under the laws of the Kingdom of Nepal, INTERNATIONAL FINANCE CORPORATION, an international organization established by Articles of Agreement among its member countries ("IFC"), and DEG-DEUTSCHE INVESTITIONS-und ENTWICKLUNGSGESELLSCHAFT mbH, a company organized and existing under the laws of the Federal Republic of Germany ("DEG"). The undersigned HEREBY CERTIFIES FURTHER as follows:

       1. Attached hereto as Exhibit A is a true and complete copy of the Charter Documents of the Company. Such Charter
Documents have not been modified or amended in any respect and are in full force and effect on the date hereof.

       2. The Company is a duly constituted and validly existing company in good standing under the laws of its jurisdiction of organization and of each jurisdiction where failure to so qualify would constitute a Material Adverse Change. Attached hereto as Exhibit B are the good standing certificates or equivalent issued by such jurisdictions. The Company is duly authorized and qualified to conduct business in Nepal [with respect to a Sponsor only, to the extent required by law; with respect to the O&M Operator only, by the date which is 180 days prior to the Scheduled First Unit Delivery Date for the First Unit].

       3. Attached hereto as Exhibit C are true and complete copies of the resolutions duly adopted by the Board of Directors of the Company authorizing execution, delivery and performance of the Principal Documents. Such resolutions have not been modified or amended in any respect and are in full force and effect on the date hereof.

       4. Each of the following persons is a duly elected, qualified and acting officer of the Company, holds the office or offices in the Company indicated opposite his or her name, and has held such office or offices continuously since __________, 19___, and the signature appearing opposite his or her name is his or her genuine signature.

       Name               Office             Signature





       5. There is no proceeding seeking the dissolution or liquidation of the Company or threatening the existence of the Company.

       6. On the date hereof, there exists no default or event of default on the part of the Company, or, to the actual knowledge of the Company's officers, on the part of any other party, which has not been cured or waived under any of the Principal Documents to which the Company is a party (the foregoing described Principal Documents being collectively referred to as the "Agreements"). All conditions to the Company's obligations under the Agreements have been fulfilled or satisfied on or prior to the date hereof.

       7. On the date hereof, all of the representations and warranties of the Company contained in any of the Agreements or in the Letter of Information are true and correct in all material respects with the same force and effect as though such representations or warranties had been made on and as of the date hereof, except to the extent that such representations and warranties related only to a specific date (it being confirmed that such representations and warranties were true and correct as of such specific date).

       WITNESS my hand this _____ day of ____________, 199___.


                                By:
                                Title:


The undersigned, the duly elected Secretary of the Company, certifies that the above referenced signature is the true, correct and genuine signature of _____________, the duly elected
____________ of the Company.


                                By:
                                [Title]



                        SCHEDULE 3.1(i)
               CERTIFICATE OF AUTHORIZED OFFICER
                       OF EPC CONTRACTOR


       The undersigned, [________________], HEREBY CERTIFIES that
(s)he is the [______________] of China Gezhouba Construction Group Corporation for Water Resources and Hydropower, a [corporation owned and controlled by the People's Republic of China] organized and existing under the laws of the People's Republic of China (the "EPC Contractor"). For all purposes of this certificate, (a) capitalized terms not otherwise defined herein shall have the meanings ascribed to them in Schedule 1 to the EPC Contractor's and Financing Parties' Acknowledgement and Consent (the "Acknowledgement and Consent") dated as of the Closing Date by and among the EPC Contractor, International Finance Corporation, and Wilmington Trust Company, as Trustee, and (b) capitalized terms not otherwise defined in Schedule 1 to the Acknowledgement and Consent shall have the meanings ascribed to them in the Amended and Restated Contract for the Engineering, Procurement and Construction of the Upper Bhote Koshi Hydroelectric Project (the "EPC Contract") dated as of December 19, 1996, by and between the EPC Contractor and Bhote Koshi Power Company Private Limited. The undersigned HEREBY CERTIFIES FURTHER as follows:

       1. Attached hereto as Exhibit A is a true and complete copy of the Charter Documents of the EPC Contractor. Such Charter Documents have not been modified or amended in any respect and are in full force and effect on the date hereof.

       2. The EPC Contractor is a [corporation owned and controlled by the People's Republic of China] duly incorporated and registered under the laws of its jurisdiction of incorporation and registration. The EPC Contractor is duly authorized to do business in each jurisdiction in which the EPC Contractor is party to construction contracts. Attached hereto as Exhibit B are the good standing certificates or equivalent issued by such jurisdictions. The EPC Contractor is duly authorized and qualified to conduct business in Nepal.

       3. Attached hereto as Exhibit C are true and complete copies of the resolutions duly adopted by the [board of directors] of the EPC Contractor authorizing execution, delivery and performance of the EPC Documents. Such resolutions have not been modified or amended in any respect and are in full force and effect on the date hereof.

       4. Each of the following persons is a duly elected, qualified and acting officer of the EPC Contractor, holds the office or offices in the EPC Contractor indicated opposite his or her name, and has held such office or offices continuously since __________, 19___, and the signature appearing opposite his or her name is his or her genuine signature.

       Name               Office             Signature





       5. There is no proceeding seeking the dissolution or liquidation of the EPC Contractor or threatening the existence of the EPC Contractor.

       6. On the date hereof, there exists no default or event of default on the part of the EPC Contractor, or, to the actual knowledge of the EPC Contractor's officers, on the part of any other party, which has not been cured or waived under any of the EPC Documents. All conditions to the EPC Contractor's obligations under the EPC Documents have been fulfilled or satisfied on or prior to the date hereof.

       7. On the date hereof, all of the representations and warranties of the EPC Contractor contained in any of the EPC Documents are true and correct in all material respects with the same force and effect as though such representations or warranties had been made on and as of the date hereof, except to the extent that such representations and warranties related only to a specific date (it being confirmed that such representations and warranties were true and correct as of such specific date).

       WITNESS my hand this _____ day of ____________, 199___.


                                By:
                                Title:


The undersigned, the duly elected [Secretary] of the EPC
Contractor, certifies that the above referenced signature is the true, correct and genuine signature of _____________, the duly elected ____________ of the EPC Contractor.


                                By:
                                [Title]




                        SCHEDULE 3.1(j)
              CERTIFICATE OF INDEPENDENT ENGINEER


       THIS CERTIFICATE is delivered pursuant to Section 3.1(j) of that certain Investment Agreement General Conditions (the "General Conditions"), dated as of the Closing Date by and among BHOTE KOSHI POWER COMPANY PRIVATE LIMITED, a private limited liability company organized and existing under the laws of the Kingdom of Nepal (the "Company"), INTERNATIONAL FINANCE CORPORATION, an international organization organized and existing by virtue of the Articles of Agreement among its member countries ("IFC"), and DEG-DEUTSCHE INVESTITIONS-und ENTWICKLUNGSGESELLSCHAFT mbH, a company organized and existing under the laws of the Federal Republic of Germany ("DEG"). Capitalized terms not otherwise defined herein shall have the meaning ascribed to them in Schedule A of the General Conditions and the principles of interpretation set forth in such Schedule A shall apply to this Certificate.

       On the date hereof, the undersigned, a duly authorized representative of Stone & Webster Engineering Corporation (the
"Independent Engineer"), HEREBY CERTIFIES that:

       1. The Independent Engineer has reviewed and finds acceptable the Disbursement Schedule attached as Schedule
3.1(j)(ii) to the General Conditions.

       2. The Independent Engineer has reviewed and finds reasonable and acceptable the HSE Plan for the construction period, and has reviewed and finds reasonable and acceptable the outline of the HSE Plan for the operations phase of the Project, the detailed outline of the Facility Procedures Manual, the outline of the Operations and Maintenance Plan and the Company's arrangements for the Company and the Project (i) to comply with, and for the implementation of, the EMMP, the Resettlement Plan and the HSE Plan for the construction period, and (ii) to comply with all applicable Nepalese environmental laws, statutes, rules and regulations and all other Environmental Laws.

       IN WITNESS WHEREOF, the undersigned has executed this Certificate this ________ day of ______________, 1997.

Stone & Webster Overseas
Consultants, Inc.


By:  ___________________________
     Name:


                                       SCHEDULE 3.1(j)(ii)
                                      DISBURSEMENT SCHEDULE

                                                                                    Total
                                 Total       Cumula-       Current       Cumulative      Remaining
                                 Budget     tive Prior    Disbursement   Disbursements     Budget
                                            Disburse-
                                              ments

EPC Plant and T-Line            $46,340,000          $     $9,379,678     $9,379,678     $36,960,322
                                                     -
EPC Miscellaneous Change            600,000          -        600,000        600,000               -
Orders
Taxes and Duties                    411,000          -         40,687         40,687         370,313
Land and Access Roady               650,000          -        650,000        650,000               -
Preliminary Investigation         2,438,000          -      2,438,000      2,438,000               -
Engineering - Harza               5,290,000          -      2,478,313      2,478,313       2,811,687
Spare Parts and Start-up          1,000,000          -              -              -       1,000,000
Testing
Development Costs                 2,963,000          -      2,963,000      2,963,000               -
Construction Mgmt. &              2,653,000          -        404,417        404,417       2,248,583
Supervision Costs
Legal Fees                        3,026,800          -      2,738,800      2,738,800         288,000
Insurance Premiums                1,558,000          -        541,000        541,000       1,017,000
GLOF  Survey/Warning System         600,000          -         72,000         72,000         528,000
Environ. Mitigation &               550,000          -         66,000         66,000         484,000
Community Development
Engineering/Consulting              545,000          -        234,841        234,841         310,159
(Lenders)
O&M/Training Costs during           450,000          -              -              -         450,000
Construction
Contingency                      12,228,476          -              -              -      12,228,476
Working Capital                   1,500,000          -              -              -       1,500,000
Commitment Fee                      671,478          -        117,024        117,024         554,454
Financing Fees                    2,437,000          -      2,388,197      2,388,197          48,803
Interest During                   7,033,246          -        424,636        424,636       6,608,610
Construction, net
Debt Service Reserve              5,300,000                         -              -       5,300,000
                                                     -
                       TOTAL    $98,245,000          $    $25,536,594    $25,536,594     $72,708,406

                                                     -
                        SCHEDULE 3.1(u)
                   CERTIFICATE OF THE COMPANY
                REGARDING THE PROTECTION DEVICES
                      REQUIRED BY THE PPA


       THIS CERTIFICATE is delivered pursuant to Section 3.1(u) of that certain Investment Agreement General Conditions (the "General Conditions"), dated as of the Closing Date by and among BHOTE KOSHI POWER COMPANY PRIVATE LIMITED, a private limited liability company organized and existing under the laws of the Kingdom of Nepal (the "Company"), INTERNATIONAL FINANCE CORPORATION, an international organization organized and existing by virtue of the Articles of Agreement among its member countries ("IFC"), and DEG-DEUTSCHE INVESTITIONS-und ENTWICKLUNGSGESELLSCHAFT mbH, a company organized and existing under the laws of the Federal Republic of Germany ("DEG"). Capitalized terms not otherwise defined herein shall have the meaning ascribed to them in Schedule A to the General Conditions, and the principles of interpretation set forth in such Schedule A shall apply to this Certificate.

       The undersigned, [___________________], HEREBY CERTIFIES that (s)he is the [___________________] of the Company and as such (s)he is authorized to execute and deliver this Certificate on behalf of the Company and the undersigned HEREBY CERTIFIES FURTHER as follows:

       All protection devices required under Section 7.4 of the PPA have been approved by NEA in accordance with such Section
7.4.

       IN WITNESS WHEREOF, the undersigned has executed this Certificate this ________ day of ______________, 1997.

                      By:__________________________________
                         Title:


The undersigned, the duly elected Secretary of the Company, certifies that the above-referenced signature is the true, correct and genuine signature of ____________________________, the duly elected ________________________________ of the Company.


                       By:_________________________________
                           Secretary


                        SCHEDULE 3.1(x)
    CERTIFICATE OF AUTHORIZED OFFICER OF COMPANY CONCERNING
           CONDITIONS PRECEDENT TO EACH DISBURSEMENT


       THIS CERTIFICATE is delivered pursuant to Section [3.1(x)] [3.5(q)] of that certain Investment Agreement General Conditions (the "General Conditions") dated as of the Closing Date among Bhote Koshi Power Company Private Limited, a private limited liability company organized and existing under the laws of the Kingdom of Nepal (the "Company"), International Finance Corporation, an international organization established by Articles of Agreement among its member countries ("IFC"), and DEG-Deutsche Investitions-und Entwicklungsgesellschaft mbH, a company organized and existing under the laws of the Federal Republic of Germany ("DEG"). Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in Schedule A to the General Conditions.

       The undersigned HEREBY CERTIFIES that (s)he is an Authorized Officer of the Company, and as such (s)he is authorized to execute and deliver this Certificate on behalf of the Company, and the undersigned FURTHER CERTIFIES, as follows:

       1. [Conditions Precedent to Initial Disbursement. All of the conditions set forth in Article 3, Section 3.1 of the General Conditions which are required to be satisfied on or before the date hereof have been satisfied or complied with on or prior to this date.

            (a)  Assigned Contracts and Closing Documents.
Attached hereto as Attachments 1-1 through 2-[   ] are true,
complete and correct copies of each of the following Principal
Documents, which comprise all of the Principal Documents existing on the Financial Closing Date:

            [List all contracts to be assigned to the Lenders and to be provided pursuant to Section 3.1 of the General
Conditions.]

            (b) Each of the above-referenced documents has been duly authorized, executed and delivered by the parties thereto (such certification as to parties other than the Company[, the O&M Operator, the Company Engineer, or any Sponsor] [or any of its Affiliates] is to the best of the Company's knowledge [after due inquiry]) and is in full force and effect.

            (c) All of the conditions precedent under the Project Agreement and PPA (other than the occurrence of the Loan
Signing Date referred to in Section 3.1 of the PPA) have been satisfied or waived.

            (d) Authorizations. Attached hereto as Attachment 2 are true, complete and correct copies of each Governmental
Approval referenced in Section 3.1(k)(ii) of the General
Conditions.]

       2. [Conditions Precedent to Certain Disbursements. All of the conditions set forth in Article 3, Section 3.2 of the General Conditions which are required to be satisfied on or before the date hereof have been satisfied or complied with on or prior to this date.]

       3. [Conditions Precedent to All Disbursements On or After May 31, 1998. All of the conditions set forth in Article 3, Section 3.3 of the General Conditions which are required to be satisfied on or before the date hereof have been satisfied or complied with on or prior to this date.]

       4. [Conditions Precedent to Disbursements On or After the Date Which is 180 Days Prior to the Scheduled First Unit Delivery Date for the First Unit and to Disbursements On or After the First Unit Delivery Date. All of the conditions set forth in
Article 3, Section 3.4 of the General Conditions which are required to be satisfied on or before the date hereof have been satisfied or complied with on or prior to this date.]

       5. Conditions Precedent to All Disbursements. All of the conditions set forth in Article 3, Section 3.5 of the General Conditions which are required to be satisfied on or before the date hereof have been satisfied or complied with on or prior to this date. The receipt of the Disbursement by the Company will not result in the violation of any agreement, instrument, note or contract to which the Company is a party or by which it is bound or of any law, statute, ordinance, rule, regulation or judgment to which it is subject, or any Governmental Approval relating to the Company or the Project.

       6.   Governmental Approvals.

            (a) Attached hereto as Attachment [___] are true, correct and complete copies of all Governmental Approvals, and each shareholder's and creditor's permit, license and consent, including, without limitation, all Repatriation and Remittance Approvals, and any other consents and approvals, obtained by the Company, and there are no other Governmental Approvals necessary for the current stage of implementation of the Project.

            (b) All such Governmental Approvals and other permits, licenses, consents and approvals (i) are in full force and effect, (ii) have been validly issued in compliance with all requirements of law and (iii) are not the object of a currently pending action or appeal.

       7. Representations and Warranties. On the date hereof, all of the representations and warranties of the Company contained in any of the Principal Documents or in any writing delivered to the Lenders by the Company are true and correct in all material respects with the same force and effect as though such representations or warranties have been made on the date hereof, except to the extent that such representations and warranties related only to a specific date.

       IN WITNESS WHEREOF, the undersigned has executed this Certificate this _____ day of _________________ 1997


                                BHOTE KOSHI POWER COMPANY
                                PRIVATE LIMITED



                                By:
                                    Name:
                                    Title:


                        SCHEDULE 4.1(d)
                GOVERNMENTAL OR OTHER APPROVALS


              REQUIRED PRIOR TO FINANCIAL CLOSING

        LICENSE/PERMIT/                  REFERENCE
           APPROVAL
1.   Company                Company Act 2050
     Registration
2.   Production License     Section 4 of the Electricity Act,
                            2049 issued by the Ministry of
                            Water Resources.
3.   Transmission License   Section 4 of the Electricity Act,
                            2049 issued by the Ministry of
                            Water Resources.
4.   Approval to Borrow     Sec. 3.1 of the Foreign Investment
     from Foreign Lenders   and Technology Transfer Act, 2049
     and to Invest in       issued by the Department of
     Share Capital of       Industry.  Documents to be
     Company by Foreign     approved: IFC Investment Agreement,
     Investors              DEG Investment Agreement, All
                            Equity Subscription Agreements,
                            Trust and Retention Agreement,
                            Nepal Agency and Retention
                            Agreement, Share Retention and
                            Project Funds Agreement,
                            Shareholders Agreement, Amended and
                            Restated Joint Venture Agreement,
                            O&M Agreement, Share Pledge
                            Agreement of each Sponsor
                            Shareholder, Share Pledge Agreement
                            of each of Soaltee Enterprises
                            Private Ltd., Soaltee Hotel Ltd.
                            and Surya Enterprises Private Ltd.
5.   Company Income Tax     Section 5(a) of the Income Tax Act,
     Registration           2031 issued by Kathmandu Tax Office
     Certificate
6.   Permit to Mortgage     Muluki Ain (Civil Code), 2020
     Assets of a Nepali     issued by the Ministry of Finance.
     Company in favor of    EDC letter dated November 24, 1997
     Foreign Lenders        to the Land Revenue Office,
                            Sindhupalchowk
7.   Permit to Open and     Sec. 16 of the Foreign Exchange
     Maintain Bank          (Regulation) Act, 2019 issued by
     Accounts in a Foreign  the Nepal Rastra Bank.
     Country in Foreign
     Currency
8.   Permit to Open and     Sec. 4(a) of the Foreign Exchange
     Maintain Bank          (Regulation) Act, 2019 issued by
     Accounts in Nepal in   Nepal Rastra Bank.
     Foreign Currency
9.   Permit to Pledge       Sec. 10 of the Foreign Exchange
     Shares of a Nepali     (Regulation) Act, 2019 issued by
     Company to Foreigners  the Nepal Rastra Bank.
10.  Permit for a Nepali    Foreign Exchange (Regulation) Act,
     Shareholder to Invest  2019 issued by Nepal Rastra Bank.
     Foreign Currency in a
     Nepali Company
11.  Exemption from         Sec. 11.6 of the Finance Act,
     Registration Fee       Issued by the Ministry of Finance.
     (including Mortgage    Nepal Gazette Publication.
     Fees)
12.  Income Tax             For each Contractor as per Section
     Registration           5(a) of the Income Tax Act, 2031
     Certificate            issued by Kathmandu Tax Office.
13.  Approval for Change
     in Ownership of the
     Company (re IFC's
     acquisition of shares
     in the Company)
14.  Permit for HIPC to
     open Onshore Dollar
     Account

REQUIRED AFTER FINANCIAL CLOSING BY THE EPC CONTRACTOR


    LICENSE/PERMIT      REFERENCE
       APPROVAL
1.  Permit to Fell  Sec. 22 of the
    Trees and       Forest Act, 2049
    Permits         issued by the
    regarding       District Forest
    Timber          Office/Department
    Excavation      of Forest.
2.  Permit to       Sec. 4 of the
    Import,         Explosives Act,
    Transport and   2012 issued by the
    Store           Home Ministry.
    Explosives
3.  Permit to Use   Sec. 16(a) of
    Roads for       Public Roads Act,
    Transport of    2031 issued by the
    Heavy Loads     respective
                    district units of
                    the Road
                    Department.
4.  Permit to       Issued by the
    Import,         Ministry of
    Install and     Communications and
    Use             the Nepal
    Communications  Telecommunications
    Equipment at    Corporation.
    the Site
5.  Permit to       Rule 6 of the
    Employ          Labor regulation,
    Foreigners by   2050 issued by the
    the Contractor  Department of
                    Labor.
6.  Visas for       Rule 8(e) of the
    Project Staff   Immigration Rules,
                    2051 issued by the
                    Immigration
                    Office.
7.  Approvals for
    Hedging
    Transactions
    and Hedging
    Documents

                       SCHEDULE 5.2(c)
              CERTIFICATE OF AUTHORIZED OFFICER OF
          COMPANY REGARDING AUTHORIZATION TO AUDITORS

   [On Bhote Koshi Power Company Private Limited Letterhead]

                             [Date]

____________________
____________________
____________________
____________________

     Re:  Upper Bhote Koshi Hydroelectric Project

Gentlemen:

     We hereby authorize and request you to give to International Finance Corporation of 2121 Pennsylvania Avenue, N.W. Washington, D.C. 20433, United States of America ("IFC") and DEG-Deutsche Investitions-und Entwicklungsgesellschaft mbH, Belvederestrasse 40, D-50933, Koeln (Mungersdorf), Federal Republic of Germany ("DEG") (IFC and DEG hereinafter collectively referred to as the "Lenders"), all such information as the Lenders may reasonably request with regard to the financial statements of the undersigned Company. We have agreed to supply that information and those statements under the terms of that certain IFC Investment Agreement between the undersigned Company and IFC dated as of the Closing Date (the "IFC Investment Agreement") and under the terms of that certain DEG Investment Agreement between the undersigned Company and DEG dated as of the Closing Date (the "DEG Investment Agreement") (the IFC Investment Agreement and the DEG Investment Agreement are collectively referred to herein as the "Investment Agreement"). For your information, we enclose a copy of the Investment Agreement.

     We authorize and request you to send two copies of the audited financial statements of this Company to each of the Lenders to enable us to satisfy our obligations to each of the Lenders under Section 5.1 of that certain Investment Agreement General Conditions dated as of the Closing Date among the undersigned Company, IFC and DEG. When submitting the same to the Lenders, please also send at the same time a copy of your full report on such financial statements.

     Please note that under the Investment Agreement, we are obliged to provide each of the Lenders, among other information, with a copy of the final version of each management letter sent by you to the Company or its management commenting on, among other things, the adequacy of the Company's financial control procedures and accounting and management information systems. In addition, we are obliged to provide each of the Lenders with a report by you certifying that, based upon its audited financial statements, the Company is in compliance with the financial covenants contained in the Investment Agreement as at the end of the relevant Fiscal Year or, as the case may be, detailing any non-compliance. Please also submit each such communication and report to each of the Lenders with the audited financial statements.

                              Yours truly,

                              Bhote Koshi Power Company Private Limited



                              _______________________________


     We have read this letter and we agree to abide by the conditions stated therein.


Certified Accountants


                        SCHEDULE 6.10(e)
       SUBSTANTIAL SUBCONTRACTORS AND SUBSTANTIAL VENDORS


1.   Supplied Equipment:  Hydraulic Turbine, Inlet Valve,
     Generator, Governing System and Excitation System
     The name of the Manufacturer: Harbin Electric Machinery
     Company Ltd.
     Address of the Manufacturer:  No. 71, Daqing Road, Harbin
     City, Helongjiang Province

2.   Supplied Equipment:  Main Power Transformer
     The name of the Manufacturer:  Xi'an Electric Manufacturing
     Corp., Xi'an Electric Group
     Address of the Manufacturer:  No. 27, Daqing Road, Xi'an
     City, Shanxi Province

3.   Supplied Equipment:  Gate Equipment
     The name of the Manufacturer:  Mechanical-Electrical
     Installation Company, China Gezhouba Group Corporation
     Address of the Manufacturer:  No. 20, No. 1 Donghu Road,
     Yichang City, Hubei Province

4.   Supplied Equipment:  Powerhouse and Draft Tube Crane
     The name of the Manufacturer:  Taiyuan Heavy Machinery Plant
     Address of the Manufacturer:  No. 53, Yuhe Street, Hexi
     District, Taiyuan City, Shanxi Province

5.   Supplied Equipment:  Mobile Crane
     The name of the Manufacturer:  Xuzhou Heavy Machine Works
     Address of the Manufacturer:  No. 165, Tongshun East Road,
     Shuzhou City, Jiangshu Province

_______________________________
     1   As named in the Company's Certificate of Incumbency  and
Authority (see Schedule 3.1(i) of the General Conditions).